UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
__________________________
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐ Soliciting Material Pursuant to § 240.14a-12
LIMELIGHT NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2016 Annual Meeting of Stockholders and Proxy Statement
Meeting Date: Thursday, June 9, 2016
Time: 9:00 a.m. local time

Meeting Location:	Limelight Networks Global Headquarters
222 South Mill Avenue, 8th Floor
Tempe, Arizona 85281

Limelight Networks, Inc.
222 South Mill Avenue, 8th Floor
Tempe, Arizona 85281
To Our Stockholders:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Limelight Networks, Inc. The Annual Meeting will be held on Thursday, June 9, 2016, at 9:00 a.m. local time, at the Limelight Networks Global Headquarters, located at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281.
The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report for the fiscal year ended December 31, 2015. We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets and services.
Stockholders of record as of April 12, 2016 may vote at the Annual Meeting.
We are pleased to inform you that this year we will be taking advantage of the “Notice and Access” method of providing proxy materials via the Internet. On or about Friday, April 29, 2016, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2015 and how to vote. This notice also contains instructions on how to receive a paper or e-mail copy of the proxy materials. We believe that this method will expedite your receipt of proxy materials, help conserve natural resources and reduce our printing and mailing costs.
Your vote is important. Whether or not you plan to attend the meeting, please promptly vote. Voting by proxy will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.
Sincerely,
Walter D. Amaral
Non-Executive Chairman of the Board

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 9, 2016
Time:	9:00 a.m. local time
Place:	Limelight Networks Global Headquarters
222 South Mill Avenue, 8th Floor
Tempe, Arizona 85281
Matters to be voted on:

1.	Election of Jeffrey T. Fisher, David C. Peterschmidt, and Robert A. Lento as Class III directors.

2.	Ratification of Ernst & Young LLP as independent registered public accounting firm.

3.	Approval of the Limelight Networks, Inc. Amended and Restated 2007 Equity Incentive Plan, a copy of which is attached as Appendix A to the accompanying Proxy Statement.

The Annual Meeting will also address such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Only stockholders of record at the close of business on April 12, 2016 are entitled to notice of and to vote at the Annual Meeting. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2015 and how to vote will be mailed on or about Friday, April 29, 2016, to all stockholders entitled to vote at the meeting.

By order of the Board of Directors,
James R. Todd
Assistant General Counsel & Assistant Secretary
April 28, 2016

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Thursday, June 9, 2016. The Proxy Statement and the Annual Report to Stockholders are available at http://www.limelight.com/annual-meeting-16/.

YOUR VOTE IS IMPORTANT.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD OR VOTING INSTRUCTION CARD INCLUDED WITH THE PROXY MATERIALS.

LIMELIGHT NETWORKS, INC.
PROXY STATEMENT FOR 2016
ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed Proxy is solicited on behalf of the Board of Directors, or Board, of Limelight Networks, Inc. (“Limelight”), for use at the Annual Meeting of Stockholders to be held on Thursday, June 9, 2016, at 9:00 a.m. local time (the “Annual Meeting”), and at any postponement or adjournment thereof. The Annual Meeting will be held at the Limelight Networks Global Headquarters, located at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.
As permitted by the rules adopted by the Securities and Exchange Commission, or SEC, we are making these proxy solicitation materials and the Annual Report for the fiscal year ended December 31, 2015, including the financial statements, available to our stockholders electronically via the Internet. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2015 and how to vote will be mailed on or about Friday, April 29, 2016, to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281. Our telephone number is (602) 850-5000.
GENERAL INFORMATION ABOUT THE MEETING
Who May Vote
You may vote if our records show that you own shares of Limelight as of April 12, 2016. As of the close of business on March 31, 2016, we had a total of 103,398,659 shares of common stock issued and outstanding, which were held of record by approximately 272 stockholders. As of March 31, 2016, we had no shares of preferred stock outstanding. You are entitled to one vote for each share that you own.
Voting Your Proxy
If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.
If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock in one of the following ways:

•
Vote by Internet. You may vote via the Internet by following the instructions provided in the Notice or, if you received printed materials, on your proxy card. The website for Internet voting is www.proxyvote.com and is also printed on the Notice and on your proxy card. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on June 8, 2016. When you access the website, please have your Notice or proxy card in hand. You will be required to enter the unique control number imprinted on your Notice or proxy card in order to vote online. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•
Vote by Telephone. If you received printed copies of the proxy materials, you also have the option to vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on June 8, 2016. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you did not receive printed materials and would like to vote by telephone, you must request printed copies of the proxy materials by following the instructions on your Notice. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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Vote by Mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly so that it is received no later than June 8, 2016 in the postage-paid envelope provided with your printed materials. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice.

Of course, you may also choose to attend the meeting and vote your shares in person. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.

Matters to be Presented
We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.
Changing Your Vote
To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.
Cost of This Proxy Solicitation
We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by the Internet, telephone, or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.
How Votes are Counted
The Annual Meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.
Abstentions and Broker Non-Votes
Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.
Our Voting Recommendations
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board:

•	“FOR” the election of Jeffery T. Fisher, David C. Peterschmidt, and Robert A. Lento to the Board as Class III Directors; and

•	“FOR” ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016.

•	“FOR” approval of the Limelight Networks, Inc. Amended and Restated 2007 Equity Incentive Plan, a copy of which is attached as Appendix A to the accompanying Proxy Statement.
Deadlines for Receipt of Stockholder Proposals
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2017 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, must be received by us no later than December 24, 2016 to be considered for inclusion.
If a stockholder intends to submit a proposal or nomination for director for our 2017 Annual Meeting of Stockholders that is not to be included in Limelight’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in Limelight’s bylaws no later than December 24, 2016. Limelight’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to Limelight Networks, Inc., 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and through our website at http://investors.limelightnetworks.com.

PROPOSAL ONE: ELECTION OF DIRECTORS
We have a classified Board. Our Board currently consists of two Class I directors, two Class II directors, and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three (3) years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.
Nominees
The Nominating and Governance Committee of the Board selected, and the Board approved, Jeffery T. Fisher, David C. Peterschmidt, and Robert A. Lento as nominees for election to Class III of the Board at the Annual Meeting. Each of the nominees is now a director and was previously elected by the stockholders at the 2013 annual meeting. If elected, Messrs. Fisher, Peterschmidt, and Lento will each serve as a director until our annual meeting in 2019, until their respective successors are elected and qualified, or their earlier resignation or removal.
Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” Messrs. Fisher, Peterschmidt, and Lento. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.
Vote Required
If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.
Each director in an uncontested election will be elected by the vote of the majority of the votes cast with respect to the nominee. For these purposes, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In a contested election, directors will be elected under a plurality standard.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF JEFFREY T. FISHER, DAVID C. PETERSCHMIDT, AND ROBERT A. LENTO
TO THE BOARD OF DIRECTORS.
Information About the Directors and Nominees
The following table sets forth information regarding our directors and the nominees as of March 31, 2016. Below the table appears a brief account of each director’s business experience and the attributes that led to the conclusion that each director should serve as a director of Limelight. We believe that each director and nominee has valuable individual skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our business.

Name	Age	Position	Director Since
Class I directors whose terms expire at the 2017 Annual Meeting:
Walter D. Amaral	64	Non-Executive Chairman of the Board	2007
Gray Hall	51	Director	2014

Class II directors whose terms expire at the 2018 Annual Meeting:
Joseph H. Gleberman	58	Director	2006
Mark Midle	39	Director	2015

Class III directors whose terms expire at the 2016 Annual Meeting:
Jeffrey T. Fisher	53	Director	2008
David C. Peterschmidt	66	Director	2007
Robert A. Lento	55	Director	2013
Walter D. Amaral has served as a director since May 2007 and was appointed Non-Executive Chairman of our Board in February 2013. Mr. Amaral served as Senior Vice President and Chief Financial Officer of SiRF Technology Holdings, Inc., a provider of GPS enabled technology, from August 2000 to March 2006. Prior to that, from August 1997 to August 2000, Mr. Amaral served as Senior Vice President and Chief Financial Officer of S3 Incorporated. From April 1995 to August 1997, Mr. Amaral served as Senior Vice President and Chief Financial Officer of NetManage, Inc., a software company. From May 1992 to May 1995, Mr. Amaral served as Senior Vice President and Chief Financial Officer of Maxtor Corporation, a computer storage device company. From May 1977 to May 1992, Mr. Amaral worked in several finance and marketing positions, the most recent of which was Corporate Controller, at Intel Corporation. Mr. Amaral holds a B.S. in Accounting from California State University, San Jose.
Mr. Amaral serves as the Chairman of our Board and Audit Committee and brings to the Board and the Audit Committee a valuable perspective based on his extensive financial and business leadership experience in the technology and software industries, having served as Senior Vice President and Chief Financial Officer of each of SiRF Technology Holdings, Inc., S3 Incorporated, NetManage, Inc. and Maxtor Corporation. In addition, Mr. Amaral has an educational background in accounting. As a result of these and other professional experiences, Mr. Amaral possesses particular knowledge and experience in software and other technology industries and has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience.
Jeffrey T. Fisher has served as a director since November 2008. Mr. Fisher has served as Chief Financial Officer and Director of Austin Industries, Inc., a private, employee owned, subchapter-S ESOP organization since March 2009. Prior to that, Mr. Fisher served as Executive Vice President and Chief Financial Officer of Charter Communications from 2006 to 2008. Prior to joining Charter, Mr. Fisher held a variety of senior management positions for Delta Air Lines, Inc. from 1997 to 2006. He served as head of Delta’s Corporate Restructuring Group, and previously held the positions of President and General Manager, and separately, Chief Financial Officer, for Delta Connection, Inc. Mr. Fisher received a B.B.M. degree from Embry Riddle University, and an M.B.A. from the University of Texas in Arlington.
Mr. Fisher’s financial and business leadership experience as the Chief Financial Officer for Austin Industries and as the Executive Vice President and Chief Financial Officer of Charter Communications, Inc. provides a strong financial foundation for Audit Committee and Board deliberations. He also has an educational background in finance. As a result of these and other professional experiences, Mr. Fisher possesses particular knowledge and experience in technology industries and has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience.
Joseph H. Gleberman has served as a director since September 2006. Mr. Gleberman is the Managing Director of the Pritzker Organization, a family merchant bank. He was previously employed in Goldman, Sachs & Co.’s Principal Investment Area until 2015. Prior to joining the Principal Investment Area, he served in a variety of capacities in the Investment Banking Division and the Mergers & Acquisitions Department at Goldman, Sachs & Co., which he joined in 1982. Mr. Gleberman also serves on the board of directors of Sequitur Energy Resources and Tube City IMS, Inc.. Mr. Gleberman received a B.A. and an M.A. from Yale University, and an M.B.A. from Stanford University.
Mr. Gleberman has extensive experience in evaluating and providing guidance and strategic advice to technology and software companies as a member of Goldman, Sachs & Co.’s Principal Investment Area and through his service in a variety of capacities in the Investment Banking Division and the Mergers & Acquisitions Department at Goldman, Sachs & Co. His investment banking background has added a valuable perspective to the Board. Mr. Gleberman is also an independent director who has extensive outside director experience as a director of many private companies. As a result of these and other professional experiences, Mr. Gleberman possesses particular knowledge and experience in corporate finance, investment banking and mergers and acquisitions that strengthens the Board’s collective qualifications, skills, and experience.
Gray Hall has served as a director since May 2014. Mr. Hall has been the Chairman, President and CEO of Alert Logic since July 2009 and is a 24-year veteran of the IT industry. Alert Logic provides intrusion detection, web application firewall, log management and vulnerability assessment solutions to business customers to help those customers achieve security and compliance for the IT systems either on-premises or in cloud service provider environments. Prior to Alert Logic, from 2008 to 2009, Mr. Hall served as Executive-in-Residence at Fidelity Equity Partners, a $500 million middle-market buyout fund backed by Fidelity Investments. Prior to that, in 1999 Mr. Hall co-founded VeriCenter, a pioneer in managed hosting services, and served as President and CEO as VeriCenter grew to become a nationwide provider of managed hosting and co-location services across eight enterprise data centers in six major cities throughout the United States. VeriCenter was acquired by SunGard Data Systems in August 2007. Mr. Hall has a B.B.A. in Finance from Southern Methodist University and an M.B.A. from the University of Texas at Austin.
Mr. Hall brings a wealth of financial, operational, and business leadership experience to the Board, having served as President and CEO for Alert Logic and for VeriCenter. He also has an educational background in finance. As a result of these and other professional experiences, Mr. Hall possesses particular knowledge and operational experience in Internet technology infrastructure and has relevant financial experience and independence that strengthens the Board’s collective qualifications, skills, and experience.
Robert A. Lento has served as our Chief Executive Officer since November 2012 and has served as a member of our board of directors since January 2013. Prior to joining us, Mr. Lento was a senior sales executive at Convergys Corporation, a provider of customer management services, from July 1998 to May 2012, most recently serving as President – Information Management Division from September 2007 to May 2012. Prior to that, from 1997 to 1998, Mr. Lento served as President of LAN Systems for Donnelly Enterprise Solutions, Inc., a provider of information management solutions. From 1989 to 1996, Mr. Lento served in leadership positions at ENTEX Information Services, Inc., a provider of computing infrastructure services. Mr. Lento received a B.S. in Management from the State University of New York.
As our President and Chief Executive Officer, Mr. Lento is engaged in all aspects of our business and is able to provide an insider’s perspective in Board discussions about the business and strategic direction of Limelight. Mr. Lento brings over thirty years of leadership experience to Limelight, which we believe gives him unique insights into our challenges, opportunities, and operations. He possesses leadership, managerial and technical skills relevant to leading Limelight, knowledge of Limelight’s leading customers, and knowledge of cloud services and SaaS companies generally, which skills and knowledge are directly relevant to strengthening the Board’s collective qualifications, skills, and experience. His business leadership experience at Convergys, serving as president of the company’s information management division, and as president of LAN systems for Donnelly Enterprise Solutions is also a valuable resource to the Board as it guides Limelight’s business strategy.

Mark Midle was appointed to our Board of Directors on June 1, 2015. Mr. Midle is a Vice President in Goldman, Sachs & Co.'s Merchant Banking Division, where he oversees investments in growth stage, technology-driven companies. Before joining Goldman Sachs, Mr. Midle spent over a decade investing in technology and technology-enabled services companies while at firms including Bain Capital and The Blackstone

Group. Previously, Mr. Midle was a consultant at McKinsey & Co., and he began his career in Morgan Stanley & Co.'s Investment Banking Division. Mr. Midle has a B.A. from the University of North Carolina and an M.B.A. from The Wharton School at the University of Pennsylvania.
Mr. Midle has extensive experience in evaluating and providing guidance and strategic advice to technology, software, and digital media companies. In addition, his investment banking background adds a valuable perspective to the Board. Mr. Midle is also an independent director who has had extensive outside director experience as a director of Experticity, Inc., Digital Comply, Inc., and Buscapé.com, Inc.. As a result of these and other professional experiences, Mr. Midle possesses particular financial knowledge and business expertise that strengthen the Board’s collective qualifications, skills, and experience.
David C. Peterschmidt has served as a director since February 2007. Mr. Peterschmidt was the Chief Executive Officer and member of the board of directors of CIBER, Inc., a global information technology consulting services and outsourcing company from July 2010 to June 2014. Prior to joining CIBER, Inc. Mr. Peterschmidt served as President and Chief Executive Officer of Openwave Systems, Inc. from November 2004 to March 2007. Prior to that, Mr. Peterschmidt served as Chief Executive Officer and Chairman of Securify, Inc., from September 2003 to November 2004 and also as Chief Executive Officer and Chairman of Inktomi, Inc. from July 1996 to March 2003. Mr. Peterschmidt received a B.A. in Political Science from the University of Missouri and an M.A. from Chapman College.
Mr. Peterschmidt brings to our Board and Audit Committee significant business leadership experience and financial experience as the Chief Executive Officer of each of CIBER, Inc., Openwave Systems, Inc., Securify, Inc., and Inktomi, Inc. Mr. Peterschmidt also has outside director experience as a director of Savvis Corporation and CIBER, Inc. As a result of these and other professional experiences, Mr. Peterschmidt possesses particular knowledge and experience serving as and directing senior management personnel in technology-based companies, and also has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES
The Board held eight meetings and acted by unanimous written consent one time during fiscal 2015. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during fiscal 2015.
Board Independence
The Board has determined that each of its current directors, except Robert A. Lento, has no material relationship with Limelight and is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.
Committees of the Board of Directors
The Board has Audit, Nominating and Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board, and are non-employee directors. Each committee, its current membership, its function and the number of meetings held during fiscal 2015 are described below.
Audit Committee
The members of our Audit Committee are Messrs. Amaral, Fisher and Peterschmidt. Mr. Amaral serves as the Chairman of the Audit Committee. We believe that the composition of our Audit Committee meets the requirements for independence under the current requirements of the NASDAQ Stock Market, Inc. and SEC rules and regulations, and that each member of our Audit Committee qualifies as an audit committee financial expert under applicable rules and regulations. We believe that the functioning of our Audit Committee complies with the applicable requirements of the NASDAQ Stock Market, Inc. and SEC rules and regulations. The Audit Committee held five meetings and acted by unanimous written consent once during fiscal 2015.
Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee:

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	reviews our financial statements and reviews our critical accounting policies and estimates; and

•
reviews and discusses with management and the independent registered public accounting firm the results of the annual audit, and our annual audited and quarterly unaudited financial statements, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy of internal controls that could materially affect Limelight’s financial statements.

A copy of the Audit Committee charter is available on our website at http://investors.limelightnetworks.com.
Nominating and Governance Committee
The members of our Nominating and Governance Committee are Messrs. Amaral, Fisher, Gleberman, Midle, Peterschmidt, and Hall, each of whom is a non-management member of our Board. Our Board has determined that each of these members is independent within the meaning of the independent director guidelines of the NASDAQ Stock Market, Inc. The Nominating and Governance Committee held two meetings during fiscal 2015.
The Nominating and Governance Committee’s purpose is to oversee and assist our Board in reviewing and recommending nominees for election as directors. The Nominating and Governance Committee also:

•	assesses the performance of the Board;

•	reviews, and investigates as necessary, any concerns regarding non-financial matters reported on Limelight’s corporate governance hotline;

•	directs guidelines for the composition of our Board; and

•	reviews and administers our corporate governance guidelines.

A copy of the Nominating and Governance Committee charter is available on our website at http://investors.limelightnetworks.com.
Compensation Committee
The members of our Compensation Committee are Messrs. Peterschmidt, Fisher, and Amaral. Mr. Peterschmidt serves as the Chairman of the Compensation Committee. Our Board has determined that each of these members is independent within the meaning of the independent director guidelines of the NASDAQ Stock Market, Inc. We believe that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, any applicable requirements of the NASDAQ Stock Market, Inc. and SEC rules and regulations. The Compensation Committee held eight meetings and acted by unanimous written consent on six occasions during fiscal 2015.
Our Compensation Committee oversees our corporate compensation programs. The Compensation Committee also:

•	reviews and recommends policy relating to compensation and benefits of our officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of the Chief Executive Officer, senior officers and certain other key employees;

•	evaluates the performance of our officers in light of established goals and objectives;

•	sets compensation of our officers based on its evaluations;

•	administers the issuance of stock options and other awards under our stock plans;

•	reviews and approves a report on executive compensation and a compensation discussion and analysis for inclusion in Limelight’s proxy or information statement; and

•	reviews and evaluates, at least annually, its own performance and that of its members, including compliance with the committee charter.
A copy of the updated Compensation Committee charter is available on our website at http://investors.limelightnetworks.com.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has at any time been an officer or employee of Limelight. No executive officer of Limelight serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee.
Stockholder Recommendations and Nominations
Pursuant to the requirements of its charter, the Nominating and Governance Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Secretary, along with all required information, in compliance with the stockholder nomination provisions of our bylaws. A stockholder desiring to recommend a candidate for election to the Board should direct the recommendation in writing to:
Corporate Secretary
Limelight Networks, Inc.
222 South Mill Avenue, 8th Floor
Tempe, Arizona 85281
A submitted recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and information regarding any relationships between the candidate and Limelight within the last three years. Any candidates properly recommended in accordance with the foregoing requirements by stockholders will be considered in such manner as the members of our Nominating and Governance Committee deem appropriate.
A stockholder desiring to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described above under “Deadlines for Receipt of Stockholder Proposals” in this Proxy Statement.
Director Qualifications
We have no stated minimum criteria for director nominees. The Nominating and Governance Committee does, however, seek for nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. This committee may also consider other factors such as diversity, experience, length of service and other commitments. This committee believes it is appropriate that at least one member of the Board meet the criteria for an audit committee financial expert as defined by the rules of the SEC, and that a majority of the members of the Board meet the independent director standard under rules of the NASDAQ Stock Market, Inc. This committee also believes it may be appropriate for certain members of our management, in particular the Chief Executive Officer, to participate as a member of the Board. Please see “Information About the Directors and Nominees” above for a discussion of the particular experience, qualifications, attributes or skills relative to each member of the Board that led the Board to conclude that each particular director should serve on Limelight’s Board.
Identification and Evaluation of Nominees for Directors
The Nominating and Governance Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if this committee or the Board decides not to nominate a member of such class of directors for re-election, this committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of this committee and the Board are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board. Candidates may also come to the attention of this committee through management, stockholders or other persons.
The Nominating and Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management. The Nominating and Governance Committee does not implement a different evaluation process for candidates that are nominated for election to the Board by stockholders or other persons.
After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees.
The Board’s Role in Risk Oversight
It is our management’s responsibility to manage risk and to bring to the Board’s attention the most material risks to Limelight. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to Limelight. The Audit Committee regularly reviews treasury risks (insurance, credit, and debt), financial and accounting, legal and compliance risks, information technology security risks and other risk management functions. In addition, the Nominating and Governance Committee considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Compensation Committee considers risks related to the attraction and retention of employees and risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that Limelight’s compensation and benefit plans would have a material adverse effect on Limelight. The full Board considers strategic risks and opportunities and regularly receives reports from the committees of the Board regarding risk oversight in their areas of responsibility.
Board Leadership Structure
The Board recognizes that effective board leadership structure can be dependent on the experience, skills and personal interaction between persons in leadership roles as well as the needs of Limelight at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of the Board by not requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. Prior to January 2013, the positions of Chairman of the Board and Chief Executive Officer were held by the same person. In February 2013, the Board appointed Walter D. Amaral as its non-executive Chairman of the Board. The Board believes that its current leadership structure, with Mr. Lento serving as President and Chief Executive Officer, and Mr. Amaral serving as non-executive Chairman of the Board, is appropriate for Limelight at this time. Furthermore, currently, five of the seven Board positions are held by very strong and sophisticated independent directors and investors with substantial business experience and expertise who collectively own a significant portion of Limelight’s outstanding shares. One of the Board positions is occupied by a representative of an institutional stockholder holding approximately 30% of Limelight’s common stock.
Board Diversity
We do not have a policy as it relates to diversity in the selection of nominees for the Board. Our practice is to seek diversity in experience and viewpoint to be represented on the Board. In selecting a director nominee, the Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that Limelight’s businesses and operations are diverse and global in nature.
Annual Meeting Attendance
We do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, but all directors are encouraged to attend these meetings.

Communicating with the Board of Directors
Any stockholder who desires to contact any of the members of our Board may write to the following address: Board of Directors, c/o Corporate Secretary, Limelight Networks, Inc., 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281. Communications received in writing will be collected, organized and processed by our Secretary, who will distribute the communications to the members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received. Where the nature of the communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board or an independent director, or our management or independent advisors, as the Secretary considers appropriate.
Code of Ethics and Business Conduct
Limelight maintains a Code of Ethics and Business Conduct that is applicable to our Chief Executive Officer, Chief Financial Officer and all other principal executive and senior financial officers and all employees, officers and directors. The Code of Ethics and Business Conduct is posted on our website at http://investors.limelightnetworks.com.
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors has selected Ernst & Young LLP (“EY”) to audit our consolidated financial statements for the fiscal year ending December 31, 2016. The decision of the Board of Directors to appoint EY was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with EY in all of these respects.
Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interest of Limelight and its stockholders. If the stockholders do not ratify the appointment of EY, the Board of Directors may reconsider its selection.
EY has been engaged as our independent registered public accounting firm since fiscal year 2006. The Board of Directors expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Vote Required
If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of EY as our independent registered public accounting firm. Abstentions will have the effect of a vote “against” the ratification of EY as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS LIMELIGHT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee of the Board of Directors shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.
The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee Charter is available on the Limelight website at http://investors.limelightnetworks.com.
On behalf of the Board of Directors, the Audit Committee oversees Limelight’s financial reporting process and its internal controls over financial reporting, areas for which management has responsibility. Ernst & Young, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion as to the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America and for issuing an opinion on the effectiveness of Limelight’s internal controls over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and EY our audited consolidated financial statements for the fiscal year ended December 31, 2015, matters relating to Limelight’s internal controls over financial reporting and the processes that support the certifications of the financial statements by Limelight’s Chief Executive Officer and Chief Financial Officer. The Audit Committee also discussed with EY the scope and plan for the annual audit. In addition, the Audit Committee discussed with EY the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.” The Audit Committee also has received the written disclosures and the letter from EY as required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence and the Audit Committee has discussed with them their independence from the Company and management.
Based on the Audit Committee’s review of the matters noted above and its discussions with EY and our management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K and our Annual Report to our stockholders for the year ended December 31, 2015. The Audit Committee also selected EY as Limelight’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board of Directors is recommending that the stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by:
Walter D. Amaral, Chairman
Jeffrey T. Fisher
David C. Peterschmidt

Principal Accountant Fees and Services
The following table presents the fees paid or accrued by Limelight for the audit and other services provided by EY for the years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees (1)	$787,083	$771,000
Tax Fees	123,493	198,639

Total Fees	$910,576	$969,639
___________

(1)
Includes fees associated with the audit of our annual financial statements and internal control over financial reporting included in our Annual Report on Form 10-K and the reviews of financial statements included in our quarterly reports on Form 10-Q. This category also includes consultations on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, services rendered to review of our SEC filings, including consents and comment letters, and/or certain other one-time procedures.

Audit Committee Pre-Approval Policy
Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires change from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. The requests for pre-approvals are presented to the Audit Committee at the time of the committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit related and non-audit related services to be performed by Limelight’s independent registered public accounting firm and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting. Subsequent to our initial public offering, effective on June 7, 2007, the Audit Committee has pre-approved 100% of audit related and non-audit related services by Limelight’s independent registered public accounting firm.
The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by EY is compatible with maintaining their independence.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information about the beneficial ownership of our common stock on March 31, 2016, by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to state community property laws, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2016 and common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2016, ignoring the withholding of shares of common stock to cover applicable taxes, are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of any other person. Percentage of ownership is based on 103,398,659 shares of our common stock outstanding on March 31, 2016. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Limelight Networks, Inc., 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent
5% Stockholders
GS Capital Partners entities(1)	30,805,104	30.1%
Oak Investment Partners XII, L.P.(2)	6,447,597	6.4%
BlackRock, Inc.(3)	5,734,579	5.7%
Executive Officers and Directors
Robert A. Lento(4)	2,820,488	*
Michael DiSanto(5)	189,498	*
Kurt Silverman(6)	549,098	*
George Vonderhaar(7)	736,656	*
Sajid Malhotra(8)	776,794	*
Walter D. Amaral(9)	331,735	*
Jeffrey T. Fisher(10)	372,456	*
Joseph H. Gleberman	0	*
Mark Midle(11)	30,805,104	30.1%
David C. Peterschmidt(12)	303,853	*
Gray Hall(13)	56,250	*
All directors and executive officers as a group (11 persons)(14)	36,941,932	35.7%
___________

(1)
This information is based on a Schedule 13G/A filed with the SEC on February 16, 2016, on behalf of The Goldman Sachs Group, Inc. and the GS Capital Partners. Funds affiliated with or managed by Goldman, Sachs & Co. are GS Capital Partners V Fund, L.P. (15,940,283 shares of common stock), GS Capital Partners V Offshore Fund, L.P. (8,234,087 shares of common stock), GS Capital Partners V Institutional, L.P. (5,466,153 shares of common stock) and GS Capital Partners V GmbH & Co. KG (631,970 shares of common stock) (the “Goldman Sachs Funds”). Also includes 340,595 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016, as well as 174,864 shares acquired after vesting of restricted stock units, each of which that director Mark Midle, Joe Gleberman, and former director Pete Perrone have assigned to Goldman, Sachs & Co. The GS Capital Partners Entities reports its address, and that of each of the GS Capital Partners entities, as c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attn: Jeremy Kahn, Attorney-in-fact.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 12, 2016, on behalf of Oak Management Corporation and also includes 313,756 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016 that Mr. Harman had assigned to Oak. Oak Investment Partners XII, L.P. reports its address as 525 University Avenue, Suite 1300, Palo Alto, CA 94301, Attn: Frederic W. Harman.

(3)	This information is based on a Schedule 13G/A filed with the SEC on January 26, 2016, on behalf of BlackRock, Inc. BlackRock, Inc. reports its address as 55 East 52nd Street, New York, New York 10055.

(4)	Includes 732,476 shares of common stock held by Robert A. Lento. Also includes 2,088,012 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016.

(5)	Includes 108,249 shares of common stock held by Michael DiSanto. Also includes 81,249 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016.

(6)	Includes 259,565 shares of common stock held by Kurt Silverman. Also includes 289,533 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016.

(7)	Includes 314,806 shares of common stock held by George Vonderhaar. Also includes 421,850 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016.

(8)	Includes 620,725 shares of common stock held by Sajid Malhotra. Also includes 156,069 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016.

(9)	Includes 77,158 shares of common stock held by Walter D. Amaral and 254,577 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016.

(10)	Includes 152,879 shares of common stock held by Jeffrey T. Fisher and 219,577 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016.

(11)
See footnote (1) above. Mark Midle is a Vice President of Goldman, Sachs & Co.'s Merchant Banking Division. Mr. Midle holds voting and dispositive power for the shares held by GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V Institutional, L.P. and GS Capital Partners V GmbH & Co. KG. Mr. Gleberman disclaims beneficial ownership of the shares held by GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V Institutional, L.P. and GS Capital Partners V GmbH & Co. KG except to the extent of his pecuniary interest therein.

(12)	Includes 64,276 shares of common stock held by David C. Peterschmidt and 239,577 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2016.

(13)	Includes 51,562 shares of common stock held by Gray Hall and 4,688 shares issuable upon vesting of restricted stock units within 60 days of March 31, 2016.

(14)	Includes an aggregate of 3,641,577 shares issuable upon exercise of options that are exercisable and 4,688 restricted stock units that will vest, each within 60 days of March 31, 2016.

COMPENSATION COMMITTEE REPORT
The material in this report is not deemed soliciting material or filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by:
David C. Peterschmidt, Chairman
Jeffrey T. Fisher
Walter D. Amaral

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
Our compensation philosophy is to attract, motivate and retain talented executives responsible for the success of Limelight, which operates in an extremely competitive and rapidly changing part of the high technology industry. With this in mind, we strive to set our compensation programs within the appropriate competitive framework and based on the achievement of Limelight’s overall financial results, individual contributions and performance by executives and employees and each executive’s potential to enhance long-term stockholder value. Within this overall philosophy, our objectives are to:

•
Motivate executive officers to achieve quantitative financial and qualitative non-financial objectives and create a meaningful link between achievement of these objectives and individual executive compensation;

•
Align the financial interests of executive officers with those of Limelight’s stockholders by providing significant equity-based incentives, while carefully considering both stockholder dilution and stock-based compensation expense; and

•	Offer a competitive total compensation package that enables Limelight to attract and retain top talent.
The Compensation Committee of the Board of Directors (the “Board”) guides our compensation philosophy and objectives. The Compensation Committee uses the above-mentioned objectives as a guide in establishing the compensation programs, practices and packages offered to Limelight’s executive officers and in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation, although we have no formal or informal policies regarding such allocations.
The compensation for our named executive officers generally consists of three primary components: base salary, annual incentive cash bonus and equity awards. Other compensation components include severance and change of control provisions, generally available benefits such as health insurance, 401(k) retirement benefits, and participation in our Employee Stock Purchase Program (“ESPP”), and in limited instances, special recognition cash bonuses for specific corporate achievements. Additionally, in 2015, the Compensation Committee approved a one-time officer stock ownership program, whereby participating officers who purchased Limelight stock received an award of restricted stock units equal to 20% of the fair market value of the share purchase.
Limelight considers the proper allocation between long- and short-term incentives by considering the balance that is required to attract and retain executives and reward them for the short-term success of our business, while appropriately motivating the executives to strive to achieve our long-term goals. We also consider the need to offer compensation packages that are comparable to those offered by companies competing with Limelight for executive talent. In allocating between cash and non-cash compensation, we generally seek to be in the middle of the pack within our peer group for cash compensation, and above average for non-cash, or equity based, compensation so as to align the interests of our stockholders and our named executive officers. We also believe that generally available benefits (such as health benefits, 401(k) plan participation, and ESPP participation) should be competitive with the external job market, in order to allow us to attract and retain talent. The Compensation Committee, however, does not have a pre-established policy or target a specific percentile among our peers for the allocation between long- and short-term incentive compensation and cash and non-cash compensation.
Throughout this Compensation Discussion and Analysis, the individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2015, as well as the other individuals included in the “Summary Compensation Table,” are referred to as the “named executive officers.”
Role and Authority of the Board of Directors and the Compensation Committee
The Compensation Committee has decision-making authority with respect to the compensation of our named executive officers. The members of the Compensation Committee are directors David C. Peterschmidt, Jeffrey T. Fisher, and Walter D. Amaral. Each of these individuals qualifies as (i) an “independent director” under the requirements of The NASDAQ Stock Market, Inc., (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee has adopted a written charter approved by the Board, a copy of which is available on our website at http://investors.limelightnetworks.com.
In carrying out its responsibilities, the Compensation Committee may engage outside consultants and consult with Limelight’s Human Resources department and other company executives as the Compensation Committee determines to be appropriate. The Compensation Committee has engaged Compensia, an executive compensation consulting firm, on numerous occasions since 2007, with the most recent being in October 2014, and has received executive compensation assessments from Compensia following each engagement. In May 2012, February 2013, and October 2014, the Compensation Committee received advice and guidance from Compensia regarding confirmation of Limelight’s executive compensation strategy, assessment of the competitiveness of total pay packages for Limelight’s senior executives relative to market and peers, each of which was used in the development of fiscal 2015 executive cash compensation and equity grant planning. The Compensation Committee currently feels that it is adequately and appropriately able to assess and determine the compensation arrangements for our named executive officers based on the information provided through the Compensation Committee members’ own experience and knowledge regarding compensation matters and the Compensia report process. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more directors or to members of management, to the extent permitted by applicable law. The Compensation Committee has not delegated any of its responsibilities with respect to the named executive officers and has no plans to do so.
The Compensation Committee also meets as frequently as it deems necessary to address matters within its area of responsibility. During 2015, the Committee met eight times and acted by unanimous written consent on six occasions. The Compensation Committee intends to review annually the base salaries, annual incentive cash bonus, and long-term equity incentive awards for senior management, including the named executive officers. In recent years, the Compensation Committee has reviewed compensation components in the last quarter of each year. The Compensation Committee will, however, review and may adjust an officer’s compensation at any time during the year if and when the Committee deems such review to be necessary to align that officer’s compensation with our compensation philosophy and objectives. The Compensation Committee reviewed all compensation components for the then senior management team (including some of the named executive officers) in the fourth fiscal quarter 2015, with the exception of any new hire compensation for executives that were hired earlier in the fiscal year.
The Compensation Committee has delegated limited, non-exclusive authority to the Chief Executive Officer to grant equity awards within certain parameters. The Chief Executive Officer may grant awards only with respect to employees or prospective employees at or below the level of Vice President. The Compensation Committee has approved an Equity Grant Policy and equity award matrix that includes equity incentive ranges for employees based on title, job responsibilities, seniority and other factors. This matrix is reviewed and approved annually by the Compensation Committee. Each month, the Human Resources department prepares a proposed grant list and confirms that the proposed awards are consistent with the equity award matrix. The proposed award list is submitted to the Chief Executive Officer at the first of the month. If approved by the Chief Executive Officer by the second Tuesday of the month, then the awards are effective as of the second Tuesday of the month and the per share exercise price is set at the closing price of our common stock on the NASDAQ Stock Market on that grant date. If the Chief Executive Officer’s approval of the proposed list is not obtained by the second Tuesday of the month, then the proposed awards are carried over for consideration the following month.
Role of Executive Officers in Compensation Decisions
The Compensation Committee on occasion meets with our Chief Executive Officer, to obtain recommendations with respect to the compensation programs, practices and packages for the named executive officers (other than himself). At least annually, the Compensation Committee considers, but is not bound by and does not always accept, our Chief Executive Officer’s recommendations for the named executive officers. These meetings typically occur in connection with a quarterly meeting of the Board or as part of a regularly scheduled Compensation Committee meeting. Recommendations with respect to equity award grants are made as part of our formal equity award grant process, pursuant to which management submits equity award recommendations to the Chief Executive Officer (with respect only to employees whose position is at or below the level of Vice President) and/or the Compensation Committee.
Our Chief Executive Officer and our Corporate Secretary, regularly attend meetings of the Compensation Committee, but are excused from the meetings as appropriate when matters of executive compensation in which each may have a financial interest are discussed. In addition, other executives or employees sometimes attend the Compensation Committee’s meetings, but they also leave the meetings as appropriate when matters of executive compensation are discussed. The Compensation Committee considers and discusses our Chief Executive Officer’s compensation package — cash compensation as well as equity — without him present.
Role of Compensation Consultant
As noted, the Compensation Committee has engaged the compensation consulting firm Compensia on numerous occasions since 2007, with the most recent being in October 2014 to advise the Compensation Committee regarding the role of market data in the compensation determination process, provide a review of emerging trends and best practices in executive compensation, assess the competitiveness of Limelight’s current executive compensation and provide considerations for the Compensation Committee. Compensia’s May 2012, February 2013, and October 2014 executive compensation assessment reports and the advice and guidance provided by Compensia were sources of data for the Compensation Committee’s analysis of our executive and non-executive employee compensation. The Compensia reports advised the Compensation Committee regarding the role of market data in the compensation determination process, provided a review of emerging trends and best practices in executive compensation, assessed the competitiveness of Limelight’s current executive compensation and provided considerations for the Compensation Committee. Compensia’s analyses included base salary, annual incentive bonus and equity awards for the surveyed group described below. Limelight’s management team uses the Compensia data as a tool in making recommendations to the Compensation Committee on compensation adjustments that are consistent with Limelight’s compensation philosophy, objectives and goals. Other than Compensia’s periodic review of Board member and non-executive officer employee compensation, Compensia does not provide any additional services to Limelight. Compensia provided its services directly to the Compensation Committee. The Compensation Committee assessed the independence of Compensia and concluded that its work has not raised any conflict of interest.
We utilized the October 2014 Compensia report as a tool to compare our executive employee compensation program for fiscal 2015 to the market. For the October 2014 report, Compensia surveyed technology companies that published their pay practices. The employers included in the survey are technology infrastructure, Internet/cloud/digital media, or software companies with annual revenue between $50 to $500 million that have employees with similar experience and education levels to Limelight’s employees. In order to maintain competitiveness within the marketplace, Limelight considers this peer group data in determining its executive compensation. The companies surveyed in its October 2014 report included Boingo Wireless, Brightcove, BroadSoft, Carbonite, Digital River, Inteliquent, Internap Network Services, IntraLinks Holdings, LogMeIn, MobileIron, Rally Software, RingCentral, Support.com, and United Online.
Components of Compensation
The components of our 2015 executive officer compensation include:

•	Base salary;

•	Annual incentive bonus;

•	Equity-based incentive awards;

•	Severance and change of control protection;

•	Retirement benefits provided under a 401(k) plan;

•	2015 Officer Stock Ownership Program; and

•	Generally available benefit programs.
We selected these components because we believe each is necessary to help us attract and retain the executive talent on which Limelight’s success depends. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy. The Compensation Committee, however, will review these elements of compensation on occasion and will alter or add to the elements if it believes that changes will better achieve Limelight’s compensation objectives.
The Compensation Committee reviews the entire executive compensation program (other than retirement benefits under the 401(k) plan and generally available benefit programs) on at least an annual basis. However, the Compensation Committee at any time may review one or more components as necessary or appropriate to ensure such components remain competitive, appropriately designed to reward performance and aligned with our compensation philosophy and objectives. Additionally, the Compensation Committee considered the results of our last non-binding advisory stock holder vote on the compensation of our named executive officers in June 2014, commonly referred to as a say-on-pay proposal. Our stockholders approved the compensation of our named executive officers with approximately 79% of stockholder votes cast in favor of the 2014 say-on-pay proposal. We were mindful of the support our stockholders expressed for our named executive officer compensation programs and, as a result, we decided to retain our general approach to our executive compensation programs. We will hold such say-on-pay votes every three years, as approved by our stockholders in a non-binding advisory vote at our annual meeting in June 2011. We will hold another say-on-pay vote at our 2017 annual meeting.
In fiscal 2015, the use and weight of the executive compensation components were based on a subjective determination by the Compensation Committee of the importance of each component in meeting our overall compensation objectives. This included our incentive and retention needs, the need to align incentives with our stockholders’ interests, and our goal of staying competitive within the external job marketplace as evidenced by the Compensia survey noted above and by the general experience and knowledge of our Compensation Committee members. The Compensation Committee reviews the base salary, total cash compensation, and equity compensation of our named executive officers relative to market comparables based on the data provided by Compensia in 2014, comparative market data provided by management, and the Committee members’ own experience and knowledge, and has moved these elements of compensation toward market averages. In fiscal 2015, the Compensation Committee considered market compensation data amongst our peers as follows, with total cash compensation generally aligning nearer the middle of the range and equity generally aligning nearer the upper end of the range:

Element of Compensation	Percentile
Base Salary	25th to 75th
Total Cash	25th to 75th
Equity	50th to 75th

Though the Compensation Committee considered this data, the Compensation Committee did not target a specific percentile in establishing executive compensation
Base Salary. Limelight provides base salary to its named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year.
In conjunction with our annual performance review process, the Compensation Committee reviews executive officer base salaries. During this process, the Chief Executive Officer will review the performance of the named executive officers (other than himself) and will report those findings to the Compensation Committee. A named executive officer’s personal performance will be judged in part on whether our business objectives are being met. In setting base salary, management and the Compensation Committee considers each named executive officer’s experience, skills, knowledge, responsibilities and performance and Limelight’s performance as a whole as well as the report and recommendations of the Chief Executive Officer. An assessment of a named executive officer’s personal performance is qualitative, with much reliance on our Chief Executive Officer’s subjective evaluation of a named executive officer’s personal performance (other than his own personal performance) and the Compensation Committee’s experience and knowledge regarding compensation matters. No specific weight is attributed to any of the factors considered by the Compensation Committee in setting base salary changes. For newly hired named executive officers, the Compensation Committee also considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Limelight. We will aim to keep salaries in line with the external job market. Increases over the prior year’s base salary also will be considered within the context of our overall annual merit increase budget to ensure that any increases are fiscally prudent and feasible for us. The Compensation Committee does not apply specific formulas to determine increases. There is no process in setting these annual merit increase budgets other than the annual business planning process. For fiscal 2015, the Compensation Committee also considered general economic conditions and the risks such conditions posed to achievement of Limelight’s financial performance targets for 2015.
During fiscal 2015, Messrs. Lento, Perrone, Vonderhaar, and Silverman did not receive an increase in base salary from fiscal 2014 because the Compensation Committee felt their current base salaries were appropriate given current market conditions. Their respective fiscal 2015 base salaries were $475,000, $325,000, $275,000, and $290,000. Mr. Malhotra's role was modified in mid-2015, and as a result of the modification, his base salary was increased from $200,000 to $250,000. When he later assumed the role of Interim Chief Financial Officer in December 2015, his base salary increased to $300,000, effective January 1, 2016. Mr. DiSanto commenced employment with Limelight in the second quarter 2015 and received a base salary of $300,000. In determining these base salary levels, the Compensation Committee relied on the factors discussed above.
Annual Incentive Cash Bonuses. We have utilized cash bonuses to reward performance achievements and have in place annual target incentive bonuses for certain of our executive officers, payable either in whole or in part, depending on the extent to which the financial performance goals set by the Compensation Committee are achieved. For fiscal 2015, the target bonus amounts for Messrs. Lento, Perrone, Malhotra, Vonderhaar, DiSanto, and Silverman were $380,000, $200,000, $200,000, $200,000, $150,000, and $130,500, respectively. The Compensation Committee did not change target bonus amounts from 2014 levels, with the exception of Mr. Lento, because the Compensation Committee felt current target levels were appropriate given the current market conditions. Mr. Lento's target bonus was increased to bring his incentive target compensation more in line with existing market conditions.
Under the 2015 Management Bonus Plan, incentive bonuses for all of the participants, including the participating named executive officers, were to be determined based upon four measures of corporate financial performance that comprised 100% of the potential target payout, and one non-financial operational component that, if achieved, would result in up to an additional 10% of the potential target. Specifically, corporate financial performance was measured against total revenue (50%), Orchestrate Storage revenue (12.5%), Orchestrate Performance revenue (12.5%), and cash gross margin (25%). The non-financial operational component of the 2015 Management Bonus Plan was based on our average customer net promoter score ("NPS") for fiscal 2015. The Compensation Committee selected these performance goals because it believed that these measures aligned with the 2015 priorities for the business and reflect value generated for our stockholders, and therefore relying on these goals for the determination of the bonuses ties payment of bonuses to creation of stockholder value.
For each of the four financial performance components, the Compensation Committee established a floor, a target and a ceiling. With respect to the portion of the bonus based upon each performance criteria, the participating executive could earn between zero and 100% ratably based on attainment between the floor and the target. Bonuses in excess of the target bonus amounts could be earned for financial performance in excess of the targets established by the Compensation Committee under the 2015 Management Bonus Plan. Each participant could earn between 100% and 300% ratably for the revenue and cash gross margin targets, and between 100% and 200% ratably for the Orchestrate Storage and Orchestrate Performance targets, each based on attainment between the target and the ceiling. Even though a participant can achieve up to a 300% ceiling on certain individual corporate performance components, the total bonus amount payable to each participant was capped at 210% of target bonus. Accordingly, each participant in the 2015 Management Bonus Plan could earn between 0% and 210% of their target bonus depending upon the level of attainment or over-attainment of the performance goals. The revenue floor, target, and ceiling for each component was as follows:

Total Revenue Targets (50%):

	Floor	Target	Ceiling
Total Annual Revenue (in millions)	$157	$174	$200
Percent attainment of Total Revenue component of the Target Bonus Amount	0%	100%	300%

Orchestrate Storage Revenue Targets (12.5%):

	Floor	Target	Ceiling
Storage Revenue (in millions)	$10,600	$13.2	$15,800
Percent attainment of Storage component of the Target Bonus Amount	0%	100%	200%

Orchestrate Performance Revenue Targets (12.5%):

	Floor	Target	Ceiling
Performance Revenue (in millions)	$6.6	$8.2	$9.8
Percent attainment of Performance component of the Target Bonus Amount	0%	100%	200%

Cash Gross Margin Targets (25%):

	Floor	Target	Ceiling
Cash Gross Margin targets(1)	51.2%	56.2%	61.2%
Percent attainment of CGM component of Target Bonus Amount	0%	100%	300%
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(1)
The cash gross margin target had initially been set at 50%. However, this target had been impacted by 1.2% due to mid-year changes in expense classifications. As a result, management recommended, and the Compensation Committee agreed that the target should be 1.2% higher so that bonus plan participants would not benefit from a change in accounting treatment.

For the one non-financial component, the participating executive could earn up to 10% of his target bonus amount based on our average NPS for fiscal 2015. If the 2015 average NPS was below 6, then this additional bonus amount would not be earned. If the 2015 average NPS was between 6 and 9, then an additional bonus amount of 5% of the participant’s target bonus amount would be earned. If the 2015 average NPS was 9 or above, then the additional bonus amount of 10% of the participant’s target bonus amount would be earned. The Compensation Committee was responsible for determination of the attainment, or level of attainment, of the non-financial component and any over achievement thereof.
The table below illustrates the minimum, target and maximum bonus amounts potentially payable to the named executive officers in 2015 under the 2015 Management Bonus Plan:

	2015 Management Bonus Plan
Name	Minimum	Target	Maximum
Lento	$0	380,000	798,000
Malhotra	0	200,000	420,000
Perrone	0	200,000	420,000
Vonderhaar	0	200,000	420,000
DiSanto(1)	0	150,000	315,000
Silverman	0	130,500	274,050
 _______________

(1)	To be prorated for the portion of calendar year 2015 during which Mr. DiSanto was an employee of Limelight.
The Compensation Committee believed that these targets presented achievable goals, but were not necessarily certain and depended upon successful execution of our business plan. Bonuses are reviewed and approved by the Compensation Committee, which determined the performance and operational criteria necessary for award of such bonuses. The actual bonus amount earned by each participating executive is typically determined by the Compensation Committee based upon attainment of the performance criteria after Limelight’s 2015 financial results were reviewed and approved by the Audit Committee of the Board. Although the Compensation Committee has the authority to exercise discretion in awarding bonus payment, such discretion was not exercised and the fiscal 2015 bonus amounts were awarded based solely upon the performance criteria formula described above. Applying the formula described herein to Limelight’s 2015 financial performance, the Compensation Committee determined that this resulted in a payout of 70% of the total target amount for the 2015 Management Bonus Plan. Accordingly, the Compensation Committee authorized and approved a payment of annual cash bonuses to the 2015 Management Bonus Plan participants, including Limelight's principal executive officer, principal financial officer and other named executive officers. Messrs. Lento, Malhotra, Perrone, Vonderhaar, DiSanto, and Silverman received bonuses of $266,000, $140,000, $129,867, $140,000, $78,750 (as prorated) and $91,350, respectively, which represented approximately 56%, 56%, 43%, 51%, 35%, and 32% of salaries received in 2015, respectively.
Long-Term Incentive Program. The principal goals of Limelight’s long-term equity-based incentive program are to align the interests of named executive officers with Limelight’s stockholders and to provide each named executive officer with a significant incentive to manage Limelight from the perspective of an owner with an equity stake in the business. Another goal of the long-term equity-based incentive program is to provide a competitive overall compensation package that will enable us to attract and retain talented executives. The Compensation Committee believes that unvested equity awards are a key factor in motivating and retaining executive personnel, as well as incentivizing executive personnel to preserve the current value and grow the future value of Limelight’s stock, thereby furthering the interests of Limelight’s other stockholders. Equity-based awards granted during fiscal 2015 to our named executive officers were granted under our 2007 Equity Incentive Plan and were approved by the Compensation Committee. Our 2007 Equity Incentive Plan provides the Compensation Committee discretion to grant equity to employees in many forms. The Committee selected restricted stock units and stock options, as it believes that these forms address the goals of our long-term incentive program. The Compensation Committee generally addresses annual refresh grants for the executive officers in the fourth fiscal quarter of each year. The Compensation Committee will, however, periodically consider equity award grants as may be necessary or appropriate to achieve the objectives of the long-term incentive component of the overall executive compensation program. For example, Mr. DiSanto received equity awards in connection with his new hire package during the second quarter.
The Compensation Committee determined the appropriate equity grant amounts to be awarded in fiscal 2015 to certain of its named executive officers to meet Limelight’s attraction, retention and business objectives by reviewing and considering competitive market data, the number and value of each named executive officer’s then current equity award holdings, including the number of unvested equity awards and exercise price and retentive value of unvested stock options, each named executive officer’s total compensation, each named executive officer’s personal performance, the importance of each named executive officer’s anticipated contributions to the development of long-term value creation and the Compensation Committee members’ experience and knowledge with respect to equity compensation. In determining the appropriate equity grant amounts, management and the Compensation Committee subjectively considered each named executive officer’s experience, skills, knowledge, responsibilities and performance and Limelight’s performance as a whole. There is no specific weight given to any one of these elements of personal performance nor are there particular metrics associated with any one of these elements of personal performance. Rather than measuring each named executive officer’s personal performance against formal personal performance goals or elements, we rely on the Chief Executive Officer’s subjective evaluation of each named executive officer’s personal performance (other than himself) and the Compensation Committee’s experience and knowledge regarding compensation matters to evaluate the personal performance of the Chief Executive Officer and other named executive officers and to determine appropriate compensation for such officers. The Compensation Committee also relied, in part, on peer group compensation data and extant equity award valuation analyses provided by Compensia during 2014 in determining the appropriate equity grant amounts awarded in fiscal 2015 to certain of its named executive officers. Finally, for fiscal 2015, in consideration of our objective of becoming profitable in fiscal 2016, the Compensation Committee awarded a higher portion of long-term equity in fiscal 2015 in lieu of adjustments to cash compensation amounts for fiscal 2016.
Based on these factors, the Compensation Committee authorized and approved the following long-term incentive program awards described herein during fiscal 2015:

•
On April 1, 2015, in connection with Limelight's hiring of Mr. DiSanto, Limelight issued Mr. DiSanto 225,000 restricted stock units, and then on May 5, 2015, granted him a stock option to purchase 300,000 shares of our common stock, each pursuant to Limelight’s 2007 Equity Award Incentive Plan. 75,000 restricted stock units vested on the one month anniversary of the grant date. Of the remaining 150,000 restricted stock units, one-sixteenth (1/16th) of the restricted stock units will vest on June 1, 2016, and an additional one-sixteenth (1/16th)  vest on the first day of each September, December, March, and June thereafter, provided Mr. DiSanto continues to be a Service Provider through each such vesting date. One-quarter (1/4th) of the shares subject to the stock option will vest on April 1, 2016, and one-forty-eighth (1/48th) of the stock options will vest on May 1, 2016 and will vest on the 1st day of each month thereafter until all of the stock options have vested (four years), provided Mr. DiSanto continues to be a Service Provider through each such vesting date. The sizes of Mr. DiSanto's grants were determined based on the factors listed above as well as the arm’s length negotiations between the parties.

•
On November 5, 2015, Messrs. Lento, Perrone, Malhotra, Vonderhaar, DiSanto, and Silverman received 408,213, 132,850, 114,734, 123,188, 123,188, and 123,188 restricted stock units, and stock options to purchase 714,286, 261,905, 202,381, 214,286, 214,286, and 214,286 shares of our common stock respectively, each pursuant to Limelight’s 2007 Equity Award Incentive Plan. Also, on December 1, 2015, the Compensation Committee awarded Mr. Malhotra 30,120 restricted stock units and a stock option to purchase 57,937 shares of our common stock following his promotion to Interim Chief Financial Officer. One-third (1/3rd) of the restricted stock units will vest on December 1, 2016, one-twelfth (1/12th) of the restricted stock units will vest on March 1, 2017, and an additional one- twelfth (1/12th) will vest on the first day of each June, September, December, and March, thereafter for seven (7) consecutive quarters, provided the recipient continues to be a Service Provider through each such vesting date. One-third (1/3rd) of the shares subject to the stock option will vest on December 1, 2016, and one-thirty-sixth (1/36th) of the stock options vested on the 1st day of January, 2017 and will vest on the 1st day of each month thereafter until all of the stock options have vested (three years), provided the recipient continues to be a Service Provider through each such vesting date. The sizes of these grants were determined based on the factors described above.

With respect to non-named executive officers, equity award grants are generally made within grant guidelines established by the Compensation Committee, in consultation with management, based on job grade, job title, responsibility level, seniority level or other factors, which may include the competitive hiring marketplace. Customarily, the Compensation Committee considers annual equity awards for employees other than named executive officers in the first quarter each year. With respect to the named executive officers, the Chief Executive Officer makes recommendations on such guidelines and the named executive officer’s actual grants (other than his own). The grant guidelines assist us in keeping equity grants within the budgeted grant pool approved by the Compensation Committee, and thereby efficiently managing the available equity pool and its overhang.
The Compensation Committee will determine the size of long-term, equity-based incentives based on each named executive officer’s position within Limelight and will seek to set a level that will create a meaningful opportunity for stock ownership and will motivate each named executive officer to remain in Limelight’s service. In addition, in determining the size of a named executive officer’s equity grant, the Compensation

Committee will take into account an individual’s recent performance, as well as the factors discussed below. The Compensation Committee has not formalized the process by which it will take an individual’s performance or other factors into account, but may do so in the future.
In reviewing and analyzing the appropriate amount and type of equity awards to be granted, the Compensation Committee also may review the following factors:

•	The number of equity awards granted to an individual in a given role or position;

•	The number and mix of equity awards previously granted and currently held;

•	The individual’s vested and unvested equity award positions, and the exercise price of stock options in relation to the then current market value;

•	The individual’s total compensation package; and

•	A comparison of the individual’s existing equity awards and total compensation to similar positions in selected technology companies.
The Compensation Committee views these factors as the important motivators to retain and attract key management talent.
On a total company basis, when appropriate, the Compensation Committee also analyzes:

•	The number of shares used by Limelight during the year with respect to new equity awards (i.e., burn rates);

•	The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and

•	The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).
The Compensation Committee believes that analyzing the above factors allows it to assess whether granting additional awards to the named executive officers is prudent based on the pool of shares we have available for grants to all of its service providers and to take into consideration the impact on the dilution of stockholder interests and overhang.
2015 Officer Stock Ownership Program. In the first quarter of fiscal 2015, the Compensation Committee approved the 2015 Officer Stock Ownership Program. This one-time, voluntary program encourages eligible officers to purchase and hold Limelight stock and thereby better align their personal financial interests with the interests of our stockholders and the success of Limelight. Eligible officers included, among others, our principal executive officer, principal financial officer, and other named executive officers. Participating officers received, upon purchase of shares of Limelight through this program, an award of restricted stock units equal to 20% of the fair market value of the share purchase. Fair market value means the closing price of Limelight’s common stock on March 2, 2015, the date of grant. Subject to the provisions of the 2007 Equity Incentive Plan, the restricted stock unit grant vested on the one year anniversary of the date of grant, provided the participating officer did not assign, transfer, pledge or otherwise dispose of the purchased shares prior to the vesting date, and provided further that the participant remained a Service Provider to Limelight through the vesting date. Messrs. Lento, Perrone, Vonderhaar, Silverman, and Malhotra each purchased shares and participated in the program, with Mr. Lento receiving a grant of 5,882 restricted stock units, and the other individuals each receiving a grant of 11,764 restricted stock units.
Equity Award Practices. We may grant a mix of options and restricted stock units in situations where the compensation philosophy and objectives would be best met by doing so. In prior years, our equity awards extended to most employees. Beginning in 2009, we concentrated equity awards among those positions with the greater opportunity to affect our financial performance and intend to continue this practice. The vesting schedules applied to equity awards, usually three or four years, provide both a strong retention tool and also balances each executive’s focus on our short term and long term goals.
Prior to September 2007, the effective grant date for all equity awards to our named executive officers was the date on which the Compensation Committee or the Board of Directors approved the grant. Historically, this was accomplished through actions by unanimous written consent. In September 2007, our Board of Directors adopted a policy providing for approval of equity awards in advance of a future effective grant date. Limelight follows this granting policy as a best practice approach recommended by outside counsel to ensure all equity awards comply with applicable laws and regulations. All stock options granted to the named executive officers have a per share exercise price equal to the fair market value of Limelight’s common stock on the grant date.
Stock Ownership Guidelines. At this time, the Board of Directors has not adopted stock ownership guidelines with respect to the named executive officers or otherwise.

Hedging and Derivatives Trading Policies. Limelight has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to Limelight’s common stock. In addition, from time to time, named executive officers enter into Rule 10b5-1 trading plans; however, none were in place during fiscal 2015.
Employment Agreements, Severance and Change of Control Benefits
Employment Agreements. Limelight has written employment agreements with certain executive officers, including each of its named executive officers. Each agreement provides that the executive’s employment with Limelight is “at-will” and may be terminated at any time by either party, either with or without cause, upon written notice to the other party. Depending upon the circumstances of the executive’s termination, the executive may be entitled to severance benefits or change of control benefits. Please see “Potential Payments upon Termination or Change of Control” below for further information on severance or change of control benefits.
Mr. Lento
On January 22, 2013, Limelight entered into an employment agreement with Mr. Lento to become our President and Chief Executive Officer. Pursuant to the terms of Mr. Lento’s employment agreement, Mr. Lento’s annual salary for 2015 was $475,000. Mr. Lento’s salary is subject to annual review. Mr. Lento is eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For calendar year 2015, Mr. Lento’s annual target incentive bonus was $380,000. The earned annual cash incentive bonus payable to Mr. Lento depended upon the extent to which the applicable performance goals were achieved. Mr. Lento’s actual paid bonus for 2015 was $266,000. In fiscal 2015, Limelight also issued Mr. Lento 408,213 restricted stock units and an option to purchase 714,286 shares of our common stock, each pursuant to Limelight’s 2007 Equity Award Incentive Plan. Mr. Lento’s employment agreement further provides that Limelight will reimburse Mr. Lento for certain expenses for reasonable travel (including business or first class airfare), entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.
Mr. Perrone
On July 23, 2013, Limelight entered into an employment agreement with Mr. Perrone to become our Senior Vice President and Chief Financial Officer. On June 18, 2015, Mr. Perrone and Limelight entered into the first amendment to this agreement. Pursuant to the terms of Mr. Perrone’s employment agreement, Mr. Perrone’s annual salary for 2015 was $325,000. Mr. Perrone’s salary is subject to annual review. Mr. Perrone is eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For calendar year 2015, Mr. Perrone’s annual target incentive bonus was $200,000. The earned annual cash incentive bonus payable to Mr. Perrone depended upon the extent to which the applicable performance goals were achieved. Mr. Perrone’s prorated actual paid bonus for 2015 was $129,867. In fiscal 2015, Limelight also issued Mr. Perrone 132,850 restricted stock units and a stock option to purchase 261,905 shares of our common stock, each pursuant to Limelight’s 2007 Equity Award Incentive Plan. Mr. Perrone resigned his position after these grants had been made, and as a result, these awards were forefeited. Limelight reimbursed Mr. Perrone for certain expenses for reasonable travel, entertainment and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.
Mr. Malhotra
On March 24, 2014, Limelight entered into an employment agreement with Sajid Malhotra, then our Senior Vice President, Strategy, Facilities, Investor Relations & Procurement. On June 18, 2015, Mr. Malhotra and Limelight entered into the first amendment to this agreement, following which Mr. Malhotra became our Chief Strategy Officer. Then on December 4, 2015, Mr. Malhotra was appointed our Interim Chief Financial Officer following Mr. Perrone's resignation. Pursuant to the terms of Mr. Malhotra’s employment agreement Mr. Malhotra’s annual salary for 2015 was $250,000. Mr. Malhotra was eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For 2015, Mr. Malhotra’s annual target incentive bonus was $200,000. Mr. Malhotra’s actual paid bonus for 2015 was $140,000. In fiscal 2015, Limelight also issued Mr. Malhotra 114,734 restricted stock units and a stock option to purchase 202,381 shares of our common stock, each pursuant to Limelight’s 2007 Equity Award Incentive Plan. Following Mr. Malhotra's appointment to Interim Chief Financial Officer, Limelight issued Mr. Malhotra an equity grant at a fixed value of $100,000, split evenly between restricted stock units and a stock option to purchase shares of our common stock. This resulted in Limelight issuing Mr. Malhotra 30,120 restricted stock units, and then granted him an option to purchase 57,937 shares of our common stock, each pursuant to Limelight’s 2007 Equity Award Incentive Plan. Mr. Malhotra’s employment agreement further provides that Limelight will reimburse Mr. Malhotra for certain expenses for reasonable travel, entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.
Mr. Vonderhaar
On January 22, 2013, Limelight entered into an employment agreement with Mr. Vonderhaar to become our Senior Vice President and Chief Sales Officer. On June 18, 2015, Mr. Vonderhaar and Limelight entered into the first amendment to this agreement. Pursuant to the terms of Mr. Vonderhaar’s employment agreement, Mr. Vonderhaar’s annual salary for 2015 was $275,000. Mr. Vonderhaar’s salary is subject to annual review. Mr. Vonderhaar is eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For calendar year 2015, Mr. Vonderhaar’s annual target incentive bonus was $200,000. The earned annual cash incentive bonus payable to Mr. Vonderhaar depended upon the extent to which the applicable performance goals were achieved. Mr. Vonderhaar’s actual paid bonus for 2015 was $140,000. In fiscal 2015, Limelight issued Mr. Vonderhaar 123,188 restricted stock units and a stock option to purchase 214,286 shares of our common stock, each pursuant to Limelight’s 2007 Equity Award Incentive Plan. Mr. Vonderhaar's employment agreement further provides that Limelight will reimburse Mr. Vonderhaar for certain expenses for reasonable travel, entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.
Mr. DiSanto
On March 10, 2015, Limelight entered into an employment agreement with Michael DiSanto, our Senior Vice President, Chief Administrative and Legal Officer & Secretary. Pursuant to the terms of Mr. DiSanto's employment agreement, Mr. DiSanto's annual salary for 2015 was $300,000. Mr. DiSanto was eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For 2015, Mr. DiSanto's annual target incentive bonus was $150,000 to be prorated for the portion of 2015 during which Mr. DiSanto was an employee. Mr. DiSanto's actual paid bonus for 2015, as prorated, was $78,750. On April 1, 2015, Limelight issued Mr. DiSanto 225,000 restricted stock units, and then on May 5, 2015, granted him a stock option to purchase 300,000 shares of our common stock, each pursuant to Limelight’s 2007 Equity Award Incentive Plan. Mr. DiSanto’s employment agreement further provides that Limelight will reimburse Mr. DiSanto for certain expenses for reasonable travel, entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties, and actual, reasonable attorneys’ fees and costs incurred by him in connection with the review and negotiation of the employment agreement, not to exceed $5,000 dollars.
Mr. Silverman
On August 20, 2013, Limelight entered into an employment agreement with Kurt Silverman, our Senior Vice President, Development & Delivery. Pursuant to the terms of Mr. Silverman’s employment agreement, Mr. Silverman’s annual salary for 2015 was $290,000. Mr. Silverman was eligible to receive an annual cash incentive bonus payable based on achievement of performance goals established by our Compensation Committee. For 2015, Mr. Silverman’s annual target incentive bonus was $130,500. Mr. Silverman’s actual paid bonus for 2015 was $91,350. In fiscal 2015, Limelight issued Mr. Silverman 123,188 restricted stock units and a stock option to purchase 214,286 shares of our common stock stock options, each pursuant to Limelight’s 2007 Equity Award Incentive Plan. Mr. Silverman’s employment agreement further provides that Limelight will reimburse Mr. DiSanto for certain expenses for reasonable travel, entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of his employment duties.
The terms “cause,” "good reason," and “change of control” are used substantially consistently among the employment agreements with the named executive officers. Generally, the term “cause” or “for cause” means termination of employment as a result of:

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Acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of an executive with respect to his or her obligations under the employment agreement or otherwise relating to the business of Limelight;

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Repeated or habitual neglect of executive’s duties or responsibilities that continues after notice of such neglect, or failure or refusal to carry-out the legitimate assignments given by the Chief Executive Officer or the Board;

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Any act of personal dishonesty in connection with his or her responsibilities as an employee of Limelight with the intention or reasonable expectation that such action may result in substantial personal enrichment;

•	Executive’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on Limelight’s reputation or business;

•	A breach of any fiduciary duty owed to Limelight by executive that has a material detrimental effect on Limelight’s reputation or business;

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Executive being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not executive admits or denies liability);

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Executive (A) obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence; or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, executive’s failure to waive attorney-client privilege relating to communications with executive’s own attorney in connection with an Investigation will not constitute “cause”; or

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Executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by his or her employment agreement or executive’s loss of any governmental or self-regulatory license that is reasonably necessary for executive to perform his or her responsibilities to Limelight under the employment agreement, if (A) the disqualification, bar or loss continues for more than 30 days, and (B) during that period Limelight uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced.

Generally, the term “good reason” means Executive’s voluntary resignation of employment because of the existence of any of the following reasons and which reason(s) continue following the expiration of any cure period (as discussed below), without Executive’s written consent:

•
A material reduction without his consent of the Executive's title, authority, duties, or responsibilities from those in effect immediately prior to the reduction, or an adverse change in the Executive's reporting responsibilities; provided however, a sale, separation or spin-off of a portion of our business operations, provided Limelight remains a going concern and provided Executive’s duties, position and responsibilities with respect to the remaining business operations are not materially reduced will also not be considered a basis for Good Reason resignation;

•
A material reduction in Executive’s cash compensation (either base salary, or base salary and annual incentive target combined) as in effect immediately prior to such reduction. Notwithstanding the foregoing, a one-time reduction that also is applied to our other similarly situated executive officers and which one-time reduction reduces the cash compensation by a percentage reduction of 10% or less in the aggregate will not be deemed material and will not constitute “Good Reason”;

•	A failure by us to require any successor entity to Limelight specifically to assume all of our obligations to the Executive under this Agreement;

•
A material change in the geographic location from which Executive must perform services (that is, a requirement that Executive re-locate his permanent residence from his then-current location or travel for business more than 10 calendar days each month); or

•
A material breach by us (or our successor) of any material contractual obligation owed Executive pursuant to the employment agreement (including, without limitation, the failure of us to obtain the assumption of the employment agreement by a successor) that is not cured following notice and a reasonable cure period.

Executive will not resign for Good Reason without first providing us with written notice within thirty (30) days of the event that Executive believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days.
Generally, the term “change of control” means the occurrence of any of the following events:

•
The consummation by Limelight of a merger or consolidation with any other corporation, other than a merger or consolidation which would result in the voting securities of Limelight outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of Limelight or such surviving entity outstanding immediately after such merger or consolidation;

•
The approval by the stockholders of Limelight, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of Limelight or an agreement for the sale or disposition by Limelight of all or substantially all of Limelight’s assets; or

•
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act), other than Goldman Sachs & Co and its related funds and entities, becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Limelight representing 50% or more of the total voting power represented by Limelight’s then outstanding voting securities.

The term “in connection with a change of control” generally means a termination of executive’s employment within three months prior to the execution of an agreement that results in a change of control or twelve months following a change of control.
Severance Benefits. Limelight believes that providing severance benefits for the named executive officers is necessary to attract and retain executive talent, and is accordingly consistent with our compensation philosophy and objectives. Severance benefits for the named executive officers is also appropriate as we believe that it is likely that an executive who is relieved of his or her position without cause may require an extended period of time to obtain other similar employment.
During fiscal 2015, the employment agreements between Limelight and each named executive officer generally provide that if the executive is terminated without cause, and the termination is not in connection with a change of control, then the executive will be entitled to the following severance benefits: (i) continued payment of executive’s base salary for twelve months, (ii) actual, earned cash bonus for the year in which termination occurrs prorated to the date of termination (or 1 year of target bonus), and (iii) reimbursement for premiums paid for continued health benefits for the executive and eligible dependents under the Limelight health plans until the earlier of twelve months after termination or until executive and eligible dependents are covered under another health insurance program. Payment of severance benefits is conditioned on the executive making certain covenants with Limelight as described below under “Material Conditions to or Obligations of Severance” in the “Potential Payments upon Termination or Change of Control” section below.
If a named executive officer voluntarily resigns his employment or his employment is terminated for cause, then the named executive officer is entitled generally only to compensation earned through the date of termination. More particularly, the named executive officer would be entitled to his base salary through the date of termination, and unpaid but earned and accrued annual bonus for a fiscal year completed prior to the termination of employment. All further vesting of outstanding equity awards would also cease as of the date of termination.
In the event a named executive officer’s employment is terminated due to death or disability, then twenty-five (25%) percent of the executive’s then outstanding and unvested equity awards would vest.

Change of Control Benefits. Limelight believes that providing certain benefits for the named executive officers in connection with a change of control is necessary to attract and retain executive talent. Further, Limelight believes that change of control arrangements are an important part of overall compensation for the named executive officers because they will assist Limelight in maximizing stockholder value by allowing executives to participate in an objective review of any proposed transaction and whether such proposal is in the best interest of the stockholders, notwithstanding any concern the executive might have regarding the executive’s continued employment prior to or following a change in control or other personal financial interest.
During fiscal 2015, the employment agreements between Limelight and each named executive officer generally provide that, in the event of a change of control, fifty percent (50%) of each executive’s then outstanding and unvested equity awards will vest, with such accelerated vesting to be applied in reverse order such that the equity awards with the latest vesting date first become non-forfeitable; provided, that there remain at least six months of the vesting term after the application of the reverse order vesting. Further, if the executive is terminated without cause or resigns for good reason in connection with a change of control, then the executive is entitled to the following change in control benefits: (i) continued payment of executive’s base salary for twelve months, (ii) 100% of the executive’s target cash bonus for the year in which termination occurred, (iii) immediate accelerated vesting of all outstanding, unvested equity awards, and (iv) reimbursement for premiums paid for continued health benefits for the executive and eligible dependents under the Limelight health plans until the earlier of twelve months after termination or until executive is covered under another health insurance program.
Subsequent to fiscal 2015, each of the named executive officers entered into an amendment to their respective employment agreements. The amendments generally provide that in the event that the Company terminates the executive’s employment without Cause, or if the executive resigns for Good Reason, in either case in connection with a Change of Control transaction, the executive will receive (i) continued payment for 24 months of executive's then current annual salary, (ii) 200% of the current year’s target annual incentive bonus, (iii) immediate vesting of 100% of the executive’s then outstanding and unvested equity awards, and (iv) reimbursement for premiums paid for continued health benefits under the Limelight health plans until the earlier of 12 months or the date upon which executive and his or her eligible dependents become covered under similar plans. Furthermore, to the extent such benefits constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then executive’s severance benefits payable will be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax, results in the receipt by executive on an after‑tax basis, of the greatest amount of severance benefits.
Payment of change of control benefits is conditioned on the executive making certain covenants with Limelight as described below under “Material Conditions to or Obligations of Severance” in the “Potential Payments upon Termination or Change of Control” section below.
The tables below show the potential payments and benefits each of the named executive officers would have been entitled to receive in the event of a change of control or if each such officer’s employment had been terminated under the following circumstances as of December 31, 2015. Due to a number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
Potential Payments Upon a Change of Control With no Termination of Employment

Name(1)	Severance Salary ($)	Severance Bonus ($)	Acceleration of Unvested Equity Awards ($)(1)	Health and Welfare Benefits ($)	Total ($)
Robert A. Lento	$—	$—	$556,891	$—	$556,891
Sajid Malhotra	—	—	229,537	—	229,537
Peter J. Perrone(2)	—	—	0	—	0
George Vonderhaar	—	—	227,570	—	227,570
Michael DiSanto	—	—	199,427	—	199,427
Kurt Silverman	—	—	221,595		221,595
___________

(1)
Valuation of acceleration of vesting of unvested equity awards is equal fifty percent (50%) of the unvested restricted stock units and fifty percent (50%) of the unvested nonstatutory stock options with an exercise price less than the $1.46 per share closing price of Limelight Networks common stock on December 31, 2015, held by Messrs. Lento, Malhotra, Perrone, Vonderhaar, DiSanto, and Silverman.

(2)	Mr. Perrone resigned from the Company prior to December 31, 2015.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason, each in Connection with a Change of Control

Name	Severance Salary ($)	Severance Bonus ($)	Acceleration of Unvested Equity Awards ($)(1)	Health and Welfare Benefits ($)(2)	Total ($)(3)
Robert A. Lento	$475,000	$380,000	$1,113,781	$12,057	$1,980,838
Sajid Malhotra	250,000	200,000	459,074	14,612	923,686
Peter J. Perrone(4)	0	0	0	0	0
George Vonderhaar	275,000	200,000	455,140	17,124	947,264
Michael DiSanto	300,000	150,000	398,854	17,343	866,197
Kurt Silverman	290,000	130,500	443,190	17,340	881,030
___________

(1)
Valuation of acceleration of vesting of unvested equity awards is equal to one hundred percent (100%) of the unvested restricted stock units and one hundred percent (100%) of the unvested nonstatutory stock options with an exercise price less than the $1.46 per share closing price of Limelight Networks common stock on December 31, 2015, held by held by Messrs. Lento, Malhotra, Perrone, Vonderhaar, DiSanto, and Silverman.

(2)
Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental and vision insurance elected by the named executive during fiscal 2015, multiplied by the number of months that coverage would be provided pursuant to the named executive officer’s employment agreement.

(3)	Depending upon applicable law, a departing employee may be eligible to be paid for accrued but unused vacation time banked prior to termination of employment.

As of January 1, 2013, Limelight replaced its traditional fixed PTO policy with a flexible PTO policy for U.S.-based, regular, full-time, exempt employees, which include Limelight’s named executive officers. As a result of this change, Limelight no longer accrues vacation time.

(4)	Mr. Perrone resigned from the Company prior to December 31, 2015.
Potential Payments Upon Termination Without Cause or Resignation for Good Reason, each Not in Connection with a Change of Control

Name	Severance Salary ($)	Severance Bonus ($)(1)	Acceleration of Unvested Equity Awards ($)	Health and Welfare Benefits ($)(2)	Total ($)(3)
Robert A. Lento	$475,000	$380,000	$—	$12,057	$867,057
Sajid Malhotra	250,000	200,000	—	14,612	464,612
Peter J. Perrone(4)	0	0	—	0	0
George Vonderhaar	275,000	200,000	—	17,124	492,124
Michael DiSanto	300,000	150,000	—	17,343	467,343
Kurt Silverman	290,000	130,500	—	17,340	437,840
 ___________

(1)	This assumes actual earned cash incentive for fiscal 2015 at target level.

(2)
Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental and vision insurance elected by the named executive during fiscal 2015, multiplied by the number of months that coverage would be provided pursuant to the named executive officer’s employment agreement.

(3)	Depending upon applicable law, a departing employee may be eligible to be paid for accrued but unused vacation time banked prior to termination of employment.

As of January 1, 2013, Limelight replaced its traditional fixed PTO policy with a flexible PTO policy for U.S.-based, regular, full-time, exempt employees, which include Limelight’s named executive officers. As a result of this change, Limelight no longer accrues vacation time.

(4)	Mr. Perrone resigned from the Company prior to December 31, 2015.
Potential Payments Upon Death or Disability, each Not in Connection with a Change of Control

Name(1)	Severance Salary ($)	Severance Bonus ($)	Acceleration of Unvested Equity Awards ($)(1)	Health and Welfare Benefits ($)	Total ($)
Robert A. Lento	$—	$—	$278,445	$—	$278,445
Sajid Malhotra	—	—	114,769	—	114,769
Peter J. Perrone(2)	—	—	0	—	0
George Vonderhaar	—	—	113,785	—	113,785
Michael DiSanto	—	—	99,714	—	99,714
Kurt Silverman	—	—	110,797		110,797
___________

(1)
Valuation of acceleration of vesting of unvested equity awards is equal twenty-five percent (25%) of the unvested restricted stock units and twenty-five percent (25%) of the unvested nonstatutory stock options with an exercise price less than the $1.46 per share closing price of Limelight Networks common stock on December 31, 2015, held by Messrs. Lento, Malhotra, Perrone, Vonderhaar, DiSanto, and Silverman.

(2)	Mr. Perrone resigned from the Company prior to December 31, 2015.
Material Conditions to or Obligations of Severance. The receipt of severance or change of control benefits is conditioned upon the named executive officer delivering and not revoking a separation agreement and general release of claims substantially in a form prescribed by Limelight. Further, the executive must agree that for a two year period following his or her termination that executive will not (i) solicit any Limelight employee (sometimes excepting the executive’s personal administrative assistant) for employment other than with Limelight, and (ii) engage in competition with, or have an ownership interest in a business that competes with, Limelight.
Retirement Benefits under the 401(k) Plan, ESPP, Executive Perquisites, and Generally Available Benefit Programs. In fiscal 2015, named executive officers were eligible to participate in the health and welfare programs that are generally available to other Limelight employees, including medical, dental, vision, group life, short-term and long-term disability and supplemental insurance.
We also maintain a tax-qualified 401(k) plan, and an ESPP, which are broadly available to Limelight’s general U.S. based employee population. Under the 401(k) plan, all of our employees are eligible to participate. We provide a matching contribution as follows: a dollar-for-dollar (100%) match on an eligible employee’s deferral that does not exceed three percent (3%) of compensation for the year and a fifty percent (50%) match on the next two percent (2%) of the employee’s deferrals. We do not provide defined benefit pension plans or defined contribution retirement plans to our executive officers or other employees other than (i) the 401(k) plan or (ii) as required in certain countries other than the United States for legal or competitive reasons. Under the ESPP, eligible participants, including our named executive officers, may purchase shares of our common stock at 85% of the lower price at either the first day of a six-month offering period, or the last day of that offering period. There are two offering periods each year, and participants may purchase up to $25,000 in our common stock under the ESPP each calendar year.
The 401(k) plan, ESPP, and other generally available benefit programs allow us to remain competitive, and we believe that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement, and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages.
Accounting and Tax Considerations. In our review and establishment of compensation programs and payments for fiscal 2015, we considered, but did not place great emphasis on, the anticipated accounting and tax treatment of our compensation programs and payments by us for our executive officers. While we may consider accounting and tax treatment in the future, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short- and long-term interests of stockholders under a proposed compensation arrangement.
Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our other three most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. Under certain regulations, compensation arising from options and restricted stock units that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past we have granted equity awards that we believe met those requirements. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our Chief Executive Officer and our other three most highly compensated officers (other than the Chief Financial Officer), the Compensation Committee intends to consider tax deductibility under Internal Revenue Code Section 162(m) as a factor in compensation decisions.
Section 409A of the Internal Revenue Code. Internal Revenue Code Section 409A ("Section 409A") imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Limelight does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, Limelight amended its employment agreements with its named executive officers in December 2008, including the severance arrangements described in this proxy statement, to conform to the requirements of Section 409A. Further Limelight intends to structure its equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.
Accounting for Stock-Based Compensation. Beginning on January 1, 2006, we began accounting for stock-based awards in accordance with the requirements of Financial Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation Tables
The following table sets forth information regarding the compensation to each of the individuals who served as our principal executive officer and principal financial officer and the three most highly compensated executive officers (other than the principal executive officer or principal financial officer) during the fiscal year ended December 31, 2015. We refer to these executive officers as our named executive officers.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)	(i)	(j)
Robert A. Lento	2015	475,000		—		897,657	800,857	266,000	18,446	2,457,960
Chief Executive Officer and Director	2014	475,000		—		650,980	578,744	255,000	20,107	1,979,831
	2013	488,611	(3)	—		1,695,000	3,057,200	181,500	16,753	5,439,064

Sajid Malhotra	2015	250,000		—		336,675	276,909	140,000	19,352	1,022,936
Senior Vice President and Interim	2014	154,615		302,440	(5)	638,920	413,794	63,750	14,194	1,587,713
Chief Financial Officer(4)

Peter J. Perrone	2015	302,917		—		325,625	293,648	129,867	18,845	1,070,902
Former Senior Vice President, Chief	2014	325,000		—		239,410	214,409	170,000	20,419	969,238
Financial Officer and Treasurer(6)	2013	120,833		—		913,500	1,386,500	55,000	8,624	2,484,457

George Vonderhaar	2015	275,000		—		304,852	240,257	140,000	19,383	979,492
Senior Vice President, Chief Sales Officer	2014	275,000		—		553,560	482,233	170,000	17,677	1,498,470
	2013	245,914		—		452,000	382,150	121,000	18,115	1,219,179

Michael DiSanto	2015	225,000		—		1,056,854	849,737	78,750	11,277	2,221,618
Senior Vice President, Chief Administrative				—
and Legal Officer and Secretary(7)				—

Kurt Silverman	2015	290,000		—		304,852	240,257	91,350	21,003	947,462
Senior Vice President,
Development and Delivery

___________

(1)
These amounts represent the grant date fair value for each of the Stock Awards (restricted stock units) and Option Awards (stock options) granted to our named executive officers in fiscal 2015 and in prior years, computed in accordance with ASC Topic 718, except that, in accordance with applicable SEC rules and guidance, Limelight has disregarded estimates of forfeitures related to service-based vesting conditions. The amounts included in the Stock Awards column for any performance-based restricted stock units are calculated based on the probable satisfaction of the performance conditions for such awards at the time of grant. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2015, 2014 and 2013 are included in Note 15 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within Limelight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)
Represents, among other things, amounts paid for health and life insurance for the employee and the employee’s family members for each of the named executive officers, company matches on 401(k) accounts, attorneys’ fees associated with the negotiation of employment contracts for Messrs. Lento, Perrone, Vonderhaar, and Malhotra.

(3)	Mr. Lento received a monthly salary for his service as interim CEO until he was appointed permanent CEO in January 2013, at which time his annual salary became $475,000.

(4)	Mr. Malhotra commenced employment with Limelight in March 2014.

(5)	Pursuant to the terms of his employment agreement, Mr. Malhotra received a special performance bonus for achievement of 2014 performance goals.

(6)	Mr. Perrone resigned from the Company, effective December 2015.

(7)	Mr. DiSanto commenced employment with the Company in April 2015 and his salary was prorated accordingly.

Grants of Plan-Based Awards in 2015
The following table provides information regarding grants of plan based awards to each of our named executive officers during the fiscal year ended December 31, 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)(1)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(i)		(j)		(k)	(l)
Robert A. Lento	02/13/15	0	380,000	798,000	—		—		—	—
	03/02/15	—	—	—	5,882	(4)	—		—	19,999
	11/05/15	—	—	—	408,213	(5)	—		—	877,658
	11/05/15	—	—	—	—		714,286	(6)	2.15	800,857
Sajid Malhotra	02/13/15	0	200,000	420,000	—		—		—	—
	03/02/15	—	—	—	11,764	(4)	—		—	39,998
	11/05/15	—	—	—	114,734	(5)	—		—	246,678
	11/05/15	—	—	—	—		202,381	(6)	2.15	226,910
	12/01/15	—	—	—	30,120	(5)	—		—	49,999
	12/01/15	—	—	—	—		57,937	(6)	1.66	50,000
Peter J. Perrone	02/13/15	0	200,000	420,000	—		—		—	—
	03/02/15	—	—	—	11,764	(4)	—		—	39,998
	11/05/15	—	—	—	132,850	(5)	—		—	285,628
	11/05/15	—	—	—	—		261,905	(6)	2.15	293,648
George Vonderhaar	02/13/15	0	200,000	420,000	—		—		—	—
	03/02/15	—	—	—	11,764	(4)	—		—	39,998
	11/05/15	—	—	—	123,188	(5)	—		—	264,854
	11/05/15	—	—	—	—		214,286	(6)	2.15	240,257
Michael DiSanto(3)	04/01/15	0	150,000	315,000	—		—		—	—
	04/01/15	—	—	—	75,000	(7)	—		—	264,000
	04/01/15	—	—		150,000	(8)	—		—	528,000
	05/05/15	—	—	—			300,000	(9)	3.95	609,480
	11/05/15	—	—	—	123,188	(5)	—		—	264,854
	11/05/15	—	—	—	—		214,286	(6)	2.15	240,257
Kurt Silverman	02/13/15	0	130,500	274,050			—		—	—
	03/02/15	—	—	—	11,764	(4)	—		—	39,998
	11/05/15	—	—	—	123,188	(5)	—		—	264,854
	11/05/15	—	—	—	—		214,286	(6)	2.15	240,257
___________

(1)	Amounts represent participation in the 2015 Management Bonus Plan (the “Plan”). See the Summary Compensation Table for actual non-equity incentive amounts earned.

(2)
These amounts represent the aggregate grant date fair value for Option Awards and the aggregate service date fair value of Stock Awards, each computed in accordance with ASC Topic 718, as the case may be excluding the effect of estimated forfeitures. A discussion of the assumptions used in the calculation of these amounts are included in Note 15 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within Limelight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(3)
During 2015, Mr. DiSanto joined Limelight. He became eligible to receive an annual incentive bonus for calendar year 2015.The actual earned annual cash incentive for 2015 was prorated for the portion of calendar year 2015 during which Mr. DiSanto was an employee of Limelight.

(4)
Restricted stock unit award granted pursuant to the 2015 Officer Stock Ownership Program, which is equal to 20% of the total shares purchased by the participant under the program. 100% of the restricted stock units vested on the one year anniversary of the date of grant, provided the participant did not assign, transfer, pledge or otherwise dispose of the purchased shares prior to the vesting date, and provided further that the participant remained a Service Provider to the Company through the vesting date.

(5)
One-third (1/3rd) of the restricted stock units will vest on December 1, 2016, one-twelfth (1/12th) of the restricted stock units will vest on March 1, 2017, and an additional one-twelfth (1/12th) will vest on the first day of each June, September, December, and March thereafter for seven (7) consecutive quarters, provided the recipient continues to be a Service Provider through each such vesting date.

(6)
One-third (1/3rd) of the shares subject to the stock option will vest on December 1, 2016, and one-thirty-sixth (1/36th) of the stock options vested on the 1st day of January, 2017 and will vest on the 1st day of each month thereafter until all of the stock options have vested (three years), provided the recipient continues to be a Service Provider through each such vesting date.

(7)	Became fully vested 30 days after the Effective Date of Mr. DiSanto’s employment agreement.

(8)
One-sixteenth (1/16th) of the restricted stock units will vest on June 1, 2016, and an additional one-sixteenth (1/16th) vest on the first day of each September, December, March, and June thereafter, provided Mr. DiSanto continues to be a Service Provider through each such vesting date.

(9)
One-quarter (1/4th) of the shares subject to the stock option vested on April 1, 2016, and one-forty-eighth (1/48th) of the stock options will vest on May 1, 2016 and will vest on the 1st day of each month thereafter until all of the stock options have vested (four years), provided Mr. DiSanto continues to be a Service Provider through each such vesting date.

Outstanding Equity Awards at 2015 Fiscal Year-End
The following table presents certain information concerning the outstanding option and restricted stock unit awards held as of December 31, 2015 by each named executive officer. The Market Values below are based on the reported closing market price of Limelight’s common stock on the Nasdaq Global Market as of December 31, 2015 ($1.46 per share).

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)		(g)		(h)
Robert A. Lento	250,000	0	1.78	11/13/22	(1)	—		—
	1,460,000	540,000	2.26	2/22/23	(2)	187,500	(3)	273,750
	117,752	241,248	2.69	11/13/24	(4)	161,269	(5)	235,453
	—	—	—	—		5,882	(6)	8,588
	0	714,286	2.15	11/5/25	(7)	408,213	(8)	595,991
Sajid Malhotra	—	—	—	—		112,500	(3)	164,250
	87,499	112,501	2.04	5/9/24	(2)	—		—
	33,456	68,544	2.69	11/13/24	(4)	45,316	(5)	66,161
	—	—	—	—		11,764	(6)	17,175
	0	202,381	2.15	11/5/25	(7)	114,734	(8)	167,512
	0	57,937	1.66	12/1/25	(7)	30,120	(8)	43,975
Peter J. Perrone	562,500	0	2.03	12/5/16	(2)	—		—
	43,624	0	2.69	12/5/16	(4)	—		—
George Vonderhaar	187,500	62,500	2.26	2/22/23	(9)	62,500	(10)	91,250
	121,600	78,400	2.34	2/18/24	(11)	58,310	(12)	85,133
	41,000	84,000	2.69	11/13/24	(4)	55,978	(5)	81,728
	—	—	—	—		11,764	(6)	17,175
	0	214,286	2.15	11/5/25	(7)	123,188	(8)	179,854
Michael DiSanto	—	—	—	—		150,000	(13)	219,000
	0	300,000	3.95	5/5/25	(14)	—		—
	0	214,286	2.15	11/5/25	(7)	123,188	(8)	179,854
Kurt Silverman	112,499	87,501	2.05	9/3/23	(15)	75,000	(16)	109,500
	—	—	—	—		16,800	(17)	24,528
	45,600	29,400	2.34	2/18/24	(11)	20,825	(12)	30,405
	34,600	15,400	2.34	2/18/24	(11)	—		—
	41,000	84,000	2.69	11/13/24	(4)	55,978	(5)	81,728
	—	—	—	—		11,764	(6)	17,175
	0	214,286	2.15	11/5/25	(7)	123,188	(8)	179,854
___________

(1)	Fully vested on the six month anniversary of the effective date of Mr. Lento’s initial employment agreement.

(2)
One-quarter (1/4th) of the shares subject to the stock option vested on the one year anniversary of the effective date of the employment agreement (the “Vesting Commencement Date”), and one-forty-eighth (1/48th) of the stock options vest on the same day of each month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month) thereafter until the stock option has fully vested (four years), provided the recipient continues to be a Service Provider through each such vesting date.

(3)
One-quarter (1/4th) of the restricted stock units vest on the one-year anniversary of the effective date of the employment agreement, and one-sixteenth (1/16th) of the restricted stock units vest on the first day of each March, June, September, and December thereafter for twelve (12) consecutive quarters, provided the recipient continues to be a Service Provider through each such vesting date.

(4)
One-third (1/3rd) of the shares subject to the stock options vested on December 1, 2015, and one-thirty-sixth (1/36th) of the shares subject to the stock option vested on the 1st day of January, 2016, and will vest on the 1st day of each month thereafter until the stock option has fully vested (three years), provided the Reporting Person continues to be a Service Provider through each such vesting date.

(5)
One-third (1/3rd) of the restricted stock units vested on December 1, 2015, one-twelfth (1/12th) of the restricted stock units vested on March 1, 2016, and an additional one-twelfth (1/12th) will vest on the first day of each June, September, December, and March thereafter for seven (7) consecutive quarters, provided the recipient continues to be a Service Provider through each such vesting date.

(6)
100% of the restricted stock units vested on the one year anniversary of the date of grant, provided the recipient did not assign, transfer, pledge or otherwise dispose of the purchased shares prior to the vesting date, and provided further that the participant remained a Service Provider to the Company through the vesting date.

(7)
One-third (1/3rd) of the shares subject to the stock options will vest on December 1, 2016, and one-thirty-sixth (1/36th) of the shares subject to the stock option will vest on the 1st day of January, 2017, and on the 1st day of each month thereafter until the stock option has fully vested (three years), provided the Reporting Person continues to be a Service Provider through each such vesting date.

(8)
One-third (1/3rd) of the restricted stock units will vest on December 1, 2016, one-twelfth (1/12th) of the restricted stock units will vest on March 1, 2017, and an additional one-twelfth (1/12th) will vest on the first day of each June, September, December, and March thereafter for seven (7) consecutive quarters, provided the recipient continues to be a Service Provider through each such vesting date.

(9)
One-quarter (1/4th) of the shares subject to the stock option vested on December 3, 2013, and one-forty-eighth (1/48th) of the stock options vested on January 3, 2014 and will vest on the 3rd day of each month thereafter until the stock option has fully vested (four years), provided the named executive officer continues to be a Service Provider through each such vesting date.

(10)
One-sixteenth (1/16th) of the restricted stock units vested June 1, 2013, and an additional one-sixteenth (1/16th) vest on the first day of each September, December, March, and June thereafter, provided the recipient continues to be a Service Provider through each such vesting date.

(11)
One-third (1/3rd) of the shares subject to the stock option vested on March 1, 2015, one-thirty-sixth (1/36th) of the shares subject to the stock option vested on June 1, 2015, and will vest on the 1st day of each month thereafter until the stock option has fully vested (three years), provided the recipient continues to be a Service Provider through each such vesting date.

(12)
One-third (1/3rd) of the restricted stock units vested on March 1, 2015, one-twelfth (1/12th) of the restricted stock units vested on June 1, 2015, and an additional one-twelfth (1/12th) will vest on the first day of each September, December, March, and June thereafter for seven (7) consecutive quarters, provided the recipient continues to be a Service Provider through each such vesting date.

(13)
One-sixteenth (1/16th) of the restricted stock units will vest on June 1, 2016, and an additional one-sixteenth (1/16th) vest on the first day of each September, December, March, and June thereafter, provided the recipient continues to be a Service Provider through each such vesting date.

(14)
One-quarter (1/4th) of the shares subject to the stock option vested on April 1, 2016, and one-forty-eighth (1/48th) of the stock options will vest on May 1, 2016, and will vest on the 1st day of each month thereafter until the stock option has fully vested (four years), provided the recipient continues to be a Service Provider through each such vesting date.

(15)
One-quarter (1/4th) of the shares subject to the stock option vested on September 3, 2014, and one-forty-eighth (1/48th) of the stock options vested on October 3, 2014, and will vest on the 3rd day of each month thereafter until the stock option has fully vested (four years), provided the recipient continues to be a Service Provider through each such vesting date.

(16)
One-quarter (1/4th) of the restricted stock units vested on October 1, 2014, one-quarter (1/4th) of the restricted stock units vested October 1, 2015, and will vest on the 1st day of October thereafter until all of the restricted stock units have vested (four years), provided the recipient continues to be a Service Provider through each such vesting date.

(17)
One-third (1/3rd) of the restricted stock units vested on December 1, 2014, one-twelfth (1/12th) of the restricted stock units vested on March 1, 2015, and an additional one-twelfth (1/12th) will vest on the first day of each June, September, December, and March thereafter for seven (7) consecutive quarters, provided the recipient continues to be a Service Provider through each such vesting date.

Option Exercises and Stock Vested in Last Fiscal Year
The following table presents certain information concerning the exercise of options and vesting of stock awards by each of our named executive officers during the fiscal year ended December 31, 2015, including the value of gains on exercise and the value of the stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Robert A. Lento	—	$—	268,231	$680,108
Sajid Malhotra	—	—	110,184	319,780
Peter J. Perrone	—	—	117,190	304,130
George Vonderhaar	—	—	159,712	447,148
Michael DiSanto	—	—	75,000	305,250
Kurt Silverman	—	—	111,497	258,359
___________

(1)
The aggregate dollar amount realized upon the vesting of a stock award represents the aggregate deemed fair value of the shares of our common stock underlying the stock award on the vesting date multiplied by the shares vested on the vesting date.

Pension Benefits
None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

401(k) Plan
We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees could elect to reduce their current compensation by up to 15% or the statutory limit, $18,000 in fiscal 2015, whichever was less, and have us contribute the amount of this reduction to the 401(k) plan. In addition, beginning January 1, 2007, we began matching employee deferrals as follows: a dollar-for-dollar (100%) match on an eligible employee’s deferral that does not exceed 3% of compensation for the year and a fifty percent (50%) match on the next 2% of the employee’s deferrals. We intend for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.
Director Compensation
The independent members of our Board are eligible to receive both cash and equity compensation for their service as board members as more fully described herein. Members of management who are on the Board are not eligible for additional compensation for their service as board members.
Pursuant to the Compensation Committee charter, the Compensation Committee periodically reviews and may recommend to the Board, changes to the compensation for members of our Board. In December 2010, March 2012, and October 2014, the Compensation Committee engaged Compensia, an independent compensation consultant, to conduct a review of Limelight’s director compensation program. Based on these reviews, Limelight’s director compensation program included the following components during fiscal 2015:

•
Limelight will grant an equity award to a new outside director when he or she first joins the Board (the “Initial Award”). For example, in 2014, Limelight granted Gray Hall 75,000 restricted stock units upon becoming a Limelight director. Beginning in 2015, Initial Awards for outside directors will be based on a fixed value of $175,000 and paid in restricted stock units.

•
Cash compensation for each outside director consisting of: (i) an annual cash retainer of $30,000 paid quarterly in arrears for services as an outside director; (ii) an annual cash retainer of $30,000 will be paid quarterly in arrears for service by an outside director as non-executive Chairman of the Board; (iii) an annual cash retainer of $15,000 paid quarterly in arrears for service by an outside director as Audit Committee Chairman; (iv) an annual cash retainer of $5,000 paid quarterly in arrears for service by an outside director as a member (other than Chairman) of the Audit Committee; (v) an annual cash retainer of $10,000 paid quarterly in arrears for service by an outside director as Compensation Committee Chairman; and (vi) an annual cash retainer of $2,000 paid quarterly in arrears for service by an outside director as a member (other than Chairman) of the Compensation Committee. No annual retainer will be paid for service by a director either as Chairman or a member of the Nominating and Governance Committee.

•
Equity compensation for each outside director, consisting of two components: (i) an annual equity retainer of $12,000, generally paid in restricted stock units (the “Annual Equity Retainer”) and (ii) an annual equity award (the “Annual Award”). These equity awards are established by the Compensation Committee for each fiscal year before or during the first quarter of the fiscal year in accordance with the following principles: (i) the Annual Award will be based upon a fixed value (the “Fixed Value”) rather than a fixed number of stock options, restricted stock units or other equity award units; (ii) the Fixed Value shall correlate to the 25th percentile, the 50th percentile or the 75th percentile of the value of annual equity awards granted to outside directors in Limelight’s Peer Group (or such other amount in between as determined by the Compensation Committee); (iii) the Compensation Committee will determine an appropriate Peer Group taking into consideration such factors as it deems relevant, including without limitation, total revenue, revenue growth, industry, income and number of employees; (iv) the Compensation Committee may rely upon the advice of an independent compensation consultant to the extent it deems such reliance necessary or appropriate to determine a relevant Peer Group and to identify the value of annual equity awards to directors at the 25th, 50th and 75th percentiles of the selected Peer Group; (v) in selecting the applicable Peer Group percentile to which the Fixed Value will correlate, the Compensation Committee will consider Limelight’s financial performance during the previous fiscal year, the Peer Group percentile to which the value of equity awards granted to executive management most closely correlates with the intent that the Peer Group percentile for the directors’ Annual Award will align with the Peer Group percentile to which equity awards granted to executive management most closely correlate, and such other factors as the Compensation Committee may deem relevant; (vi) the Fixed Value of an Annual Award may be satisfied with an award of non-statutory stock options or with an award of restricted stock units, (as those terms are defined in Limelight’s 2007 Equity Incentive Plan (the “Plan”)), or a combination of both as may be determined in the judgment of the Compensation Committee at the time of setting the Fixed Value for the year, provided however, if any director has a legal impediment to receipt of restricted stock units and notifies Limelight of such impediment prior to the award and acceptance of such restricted stock units then all of the Fixed Value of the Annual Award, and the Equity Annual Retainer, will be satisfied with an award of non-statutory stock options; (vii) the vesting of the Annual Award and the Equity Annual Retainer shall be as set forth in the Plan; and (viii) the value of a stock option will be determined using the Black-Scholes valuation method and the value of restricted stock units will be determined using Limelight’s 30 day average stock price for the 30 days preceding the valuation date. The Compensation Committee may rely upon the advice and guidance of its independent compensation consultant in determining appropriate values. Unless otherwise determined by the Compensation Committee, the valuation date will be the date of Limelight’s annual meeting of its stockholders immediately following which the Annual Award and the Annual Equity Retainer are to be granted.

During fiscal 2015, Mr. Amaral received a cash retainer for serving as Audit Committee Chairman, and Messrs. Fisher and Peterschmidt each received a cash retainer for serving as members of the Audit Committee. Mr. Peterschmidt received a cash retainer for serving as Compensation Committee Chairman, and Messrs. Fisher and Amaral each received a cash retainer for serving as members of the Compensation Committee. The Fixed Value for the 2015 annual awards was set at the 50th percentile of the value of annual equity awards granted to outside directors in Limelight’s Peer Group. Prior to 2008, Mr. Gleberman waived receipt of equity awards as compensation for his service on the Board. From 2008 through June 2015, Mr. Gleberman accepted his annual equity award grants, and with the consent of Limelight, assigned the beneficial interest in those grants to Goldman Sachs & Co. During 2015, Mr. Gleberman left the employ of Goldman Sachs & Co. and Mr. Midle, a Vice President of the Merchant Banking division of Goldman Sachs & Co. was appointed to the Board. Since joining the Board, Mr. Midle has assigned the beneficial interest in his grants to Goldman Sachs & Co.
In addition, in the event our stockholders approve the Restated 2007 Plan (as defined below), the grant date value of all awards provided under the Restated 2007 Plan (as determined in accordance with ASC 718) plus cash compensation paid by us to any non-employee director in any calendar year shall not exceed $500,000.
The following table presents the compensation received by our non-employee directors during fiscal year 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)
Walter D. Amaral	$77,000	$65,559	$55,140	$197,699
Jeffrey T. Fisher	37,000	65,559	55,140	157,699
Joseph H. Gleberman	12,500	65,559	55,140	133,199
Gray Hall	30,000	65,559	55,140	150,699
Fredric W. Harman(3)	7,500	—	—	7,500
Mark Midle	27,500	65,559	55,140	148,199
David C. Peterschmidt	45,000	65,559	55,140	165,699
___________

(1)
These amounts represent the grant date fair value for each of the Stock Awards (restricted stock units) and Option Awards (stock options) granted to the non-management directors, as compensation for service on the Board, computed in accordance with ASC Topic 718, except that, in accordance with applicable SEC rules and guidance, Limelight has disregarded estimates of forfeitures related to service-based vesting conditions. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2015 are included in Note 15 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within Limelight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)
As of December 31, 2015, Messrs. Amaral, Fisher, Gleberman, Hall, Midle (held on behalf of Goldman Sachs), and Peterschmidt each held 15,990 restricted stock units, respectively, as well as stock options to purchase 280,848, 245,848, 26,271, 26,271,366,866, and 265,848 shares of our common stock, respectively. Mr. Harman, who left the Board in June 2015, holds 336,843 stock options on behalf of Oak Capital Management.

(3)	Mr. Harman did not seek re-election to the Board at the 2015 annual shareholders meeting.
The following table sets forth the options to purchase shares of our common stock and restricted stock units issued in 2015 to our non-employee directors that held office during 2015:

Name	Grant Date	Number of Securities Underlying Options (#)	Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Walter D. Amaral	06/04/15	26,271	—	$4.10	$55,140
	06/04/15	—	15,990	—	65,559
Jeffrey T. Fisher	06/04/15	26,271	—	4.10	55,140
	06/04/15	—	15,990	—	65,559
Joseph H. Gleberman	06/04/15	26,271	—	4.10	55,140
	06/04/15	—	15,990	—	65,559
Fredric W. Harman	—	—	—	—	—
	—	—	—	—	—
Gray Hall	06/04/15	26,271	—	4.10	55,140
	06/04/15	—	15,990	—	65,559
Mark Midle	06/04/15	26,271	—	4.10	55,140
	06/04/15	—	15,990	—	65,559
David C. Peterschmidt	06/04/15	26,271	—	4.10	55,140
	06/04/15	—	15,990	—	65,559
___________

(1)
These amounts represent the grant date fair value for each of the restricted stock units and stock option awards granted to our directors in 2015. The stock option awards are computed in accordance with ASC Topic 718, except that, in accordance with applicable SEC rules and guidance, Limelight has disregarded estimates of forfeitures related to service-based vesting condition. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2015 are included in Note 15 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within Limelight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act requires our executive officers, directors and 10% stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and written representations that no other reports were required during the fiscal year ended December 31, 2015, we believe that all our executive officers, directors and 10% stockholders complied with the applicable filing requirements, with the exception of disclosure of Mr. Malhotra's equity grants upon his becoming Interim Chief Financial Officer, which were inadvertently filed late due to an administrative error. In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to Limelight and the written representations of its directors, executive officers and 10% stockholders.
Limitation on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Employee Benefit Plans
We currently maintain two equity-based compensation plans that have been approved by our stockholders – the 2007 Equity Incentive Plan, which was approved by our stockholders in May 2007 and the Amended and Restated 2003 Incentive Compensation Plan, which was approved by the stockholders in October 2006. The following table sets forth, for each of our equity-based compensation plans, the number of shares of our common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2015:

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in the first column)(2)
Equity compensation plans approved by security holders	14,667,106	$3.33	8,759,257
Equity compensation plans not approved by security holders	—	—	—
Total	14,667,106	3.33	8,759,257
___________

(1)	Includes outstanding stock options and rights for 14,153,839 shares under the 2007 Equity Incentive Plan and 513,267 shares under the Amended and Restated 2003 Incentive Compensation Plan.

(2)
Includes 8,759,257 shares available for issuance under the 2007 Equity Incentive Plan. The 2007 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year equal to the least of (i) 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year; (ii) 4,500,000 shares; or (iii) such other amount as our Board of Directors may determine. On January 1, 2016, the number of shares reserved for issuance under the 2007 Equity Incentive Plan increased by 4,091,975 shares, representing 4% of the outstanding shares of our common stock on December 31, 2015. The data presented in this table was calculated as of December 31, 2015 and does not reflect the January 1, 2016 increase. We do not intend to grant any additional awards under our Amended and Restated 2003 Incentive Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the director and executive compensation arrangements discussed above, the following is a description of transactions since January 1, 2015, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.
Equity Grants. Certain stock option and restricted stock unit grants made in 2015 to our directors and executive officers and related equity award policies are described elsewhere in this proxy statement.
Indemnification of Officers and Directors. Our amended and restated certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers. Please see “Limitation on Liability and Indemnification Matters” for further information on indemnification of officers and directors.
Policies and Procedures for Related Party Transactions. Our Board of Directors has adopted a written related party transactions policy, which is administered by the Audit Committee. This policy applies to any transaction or series of transactions in which Limelight is a participant, the amount involved exceeds or is expected to exceed $5,000 in any calendar year and any related person has a direct or indirect interest. For purposes of the policy, “related persons” consist of executive officers or directors, any stockholder beneficially owning more than 5% of Limelight’s common stock or immediate family members of any such persons. As provided by our Audit Committee charter and the related party transactions policy, our Audit Committee must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to our Audit Committee any such related party transaction prior to its completion. A memorandum detailing our related party transactions is provided to the Audit Committee on a quarterly basis. The Audit Committee reviews and approves the related party memorandum with such approval being documented in the minutes of the Audit Committee meeting in which the related party memorandum is presented. Prior to the creation of our Audit Committee, our full Board of Directors reviewed related party transactions. Each of the related party transactions described above that were submitted to our Board of Directors were approved by disinterested members of our Board of Directors after disclosure of the interest of the related party in the transaction.
PROPOSAL THREE: APPROVAL OF AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
We are asking you to approve the amendment and restatement to the 2007 Equity Incentive Plan (the "2007 Plan," and, as amended and restated, the "Restated 2007 Plan"). We are seeking stockholder approval of the material terms of the Restated 2007 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code. The term of the 2007 Plan, absent approval of the Restated Plan, would expire in April 2017 and no awards may be granted from and after such date. Approval of the Restated 2007 Plan will replace the terms and conditions of the 2007 Plan with the terms and conditions of the Restated 2007 Plan and will extend the term of the 2007 Plan to April 2026. The Restated 2007 Plan was approved by the Board and became effective on April 8, 2016, subject to shareholder approval.
As of April 1, 2016, there were stock options to acquire 14,418,488 shares of our common stock outstanding under the 2007 Plan and stock options to acquire 354,968 shares of our common stock outstanding under the Amended and Restated 2003 Incentive Compensation Plan (the "2003 Plan"), collectively with a weighted average exercise price of $3.30 and weighted average remaining term of 6.56 years. In addition, as of April 1, 2016, there were 7,063,362 unvested full-value awards outstanding under the 2007 Plan. Other than the foregoing, no other awards under the 2007 Plan were outstanding as of April 1, 2016. In the event our shareholders do not approve the Restated 2007 Plan, the Company will continue to have the authority to grant awards under the current terms of the 2007 Plan; however, the 2007 Plan will expire prior to the next annual meeting of shareholders.
Reasons for Approving the Proposal
The 2007 Plan was amended and restated to give us the flexibility in the future to deduct, for federal income tax purposes, certain amounts of the compensation recognized by our executive officers in connection with certain awards granted under the 2007 Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to “covered employees” as determined under Section 162(m) of the Internal Revenue Code and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. The Board is seeking stockholder approval of the Restated 2007 Plan so that certain grants made to covered employees under the plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, may be eligible to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code if certain additional requirements are satisfied, and therefore be exempt from the limit on the Company’s tax deduction imposed by Section 162(m) of the Internal Revenue Code.
The Board believes that it is important to maintain our flexibility to make awards to covered employees and to preserve the flexibility to maintain our tax deduction for awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code if we so choose. In addition, we believe that our employees are our most valuable assets and that the awards permitted under the Restated 2007 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals. In addition, because these awards are a significant component of total compensation for our executive officers, other employees, and service providers. we believe that extending the term of the 2007 Plan, if shareholders approve the Restated 2007 Plan, will facilitate our ability to continue to grant awards for a longer period. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
For purposes of clarification, we are not requesting stockholders to approve additional shares be reserved for issuance under the Restated 2007 Plan. However, the Restated 2007 Plan provides for automatic annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with our 2017 fiscal year, equal to the least of: 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year; 4,500,000 shares; or such other amount as our Board may determine.
Summary of Material Features and Internal Revenue Code Section 162(m) Provisions of the Restated 2007 Plan
The material features of the Restated 2007 Plan are:

•
A maximum of 10,000,000 shares of common stock were initially reserved under the Restated 2007 Plan. In addition, our Restated 2007 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with our 2017 fiscal year, equal to the least of 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, 4,500,000 shares, or such other amount as our Board may determine.

•
Shares of common stock that are expired or become unexercisable without having been exercised in full, surrendered pursuant to an option exchange program or forfeited, to or repurchased by the Company due to failure to vest under the Restated 2007 Plan are added back to the shares of common stock available for issuance under the Restated 2007 Plan. Shares of common stock issued pursuant to restricted stock, restricted stock units, performance shares or performance units that are repurchased by the Company or are forfeited to the Company will become available for future grant under the Restated 2007 Plan. In addition, shares of common stock used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the Restated 2007 Plan.

•
The award of stock options (both incentive and nonstatutory stock options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance units and performance shares is permitted.

•
Without stockholder approval, the exercise price of stock options and stock appreciation rights may be reduced and stock options and stock appreciation rights may be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price.

•
Compensation attributable to performance-based awards under the Restated 2007 Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code if certain requirements are satisfied.

•
To provide the flexibility to enable certain awards granted under the Restated 2007 Plan to a “covered employee” (as defined in the Internal Revenue Code) to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Restated 2007 Plan provides that the Compensation Committee may require that the issuance or vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total shareholder return, (2) earnings before interest, taxes, depreciation and amortization, (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (4) changes in the market price of the Company’s common stock, (5) economic value-added, (6) funds from operations or similar measure, (7) sales or revenue, (8) acquisitions or strategic transactions, (9) operating income (loss), (10) cash flow (including, but not limited to, operating cash flow and free cash flow), (11) return on capital, assets, equity, or investment, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share of Company common stock, (21) sales or market shares, and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

•
The grant date value of all awards provided under the Restated 2007 Plan (as determined in accordance with ASC 718) plus cash compensation paid by us to any non-employee director in any calendar year shall not exceed $500,000.

•
Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 5,000,000 shares of our common stock for any performance cycle and options or stock appreciation rights with respect to no more than 5,000,000 shares of our common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $10,000,000 for any performance cycle.

•
The Board may amend or terminate the Restated 2007 Plan at any time, or amend or cancel any outstanding awards, for the purpose of satisfying changes in law or for any other lawful purpose; provided, that any amendment or termination that impairs the right of an award holder must be subject to his or her written consent.

•	The term of the Restated 2007 Plan will expire on April 8, 2026.

Based solely on the closing price of our common stock as reported by the NASDAQ on April 1, 2016, and the maximum number of shares that would have been available for awards as of such date, taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Restated 2007 Plan is $18,314,965 million.
Summary Description of the Restated 2007 Plan
The principal terms of the 2007 Plan, as proposed to be amended and restated, are summarized below. The following summary is qualified in its entirety by the full text of the Restated 2007 Plan, as proposed to be amended and restated, which appears as Appendix A to this Proxy Statement.
Plan History. Our Board adopted our 2007 Plan in April 2007, and our stockholders approved this plan in May 2007. The term of the 2007 Plan, absent approval of the Restated 2007 Plan, would expire in April 2017 and no awards may be granted from and after such date. The Restated 2007 Plan was approved by the Board and became effective on April 8, 2016, subject to shareholder approval.
Purpose. The purposes of the Restated 2007 Plan are to attract and retain officers, employees, and directors for the Company; motivate them by means of appropriate incentives to achieve long-range goals; provide incentive compensation opportunities; and further align their interests with those of our stockholders through compensation that is based on our common stock.
Summary. Our Restated 2007 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations' employees and consultants.
Share Reserve. We have reserved a total of 10,406,230 shares of our common stock for issuance under the Restated 2007 Plan, plus any shares returned to our 2003 Plan as a result of termination of options or the repurchase of shares issued under the 2003 Plan. In addition, our Restated 2007 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with our 2017 fiscal year, equal to the least of:
•4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year;
•4,500,000 shares; or
•such other amount as our Board may determine.
Administration of Awards. The Compensation Committee administers our Restated 2007 Plan. Our Compensation Committee will be responsible for administering all of our equity compensation plans. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the committee will consist of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986.
The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered in exchange for awards with a lower exercise price or outstanding awards may be transferred to a third-party.
Eligibility. Awards other than incentive stock options may be made under the Restated 2007 Plan to all employees, officers, directors, and consultants. Incentive stock options may only be granted to employees. In determining to whom awards will be granted, the Compensation Committee will take into account the nature of the services, potential contributions, and other relevant factors.
Limits on awards. Options or stock appreciation rights with respect to no more than 5,000,000 shares of our common stock may be granted to any one individual during any one calendar year. Furthermore, the grant date value of all awards provided under the Restated 2007 Plan (as determined in accordance with ASC 718) plus cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $500,000.
Stock Options. The plan administrator will determine the exercise price of options granted under our Restated 2007 Plan, but the exercise price of options granted under our Restated 2007 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options.
After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months. However, an option generally may not be exercised later than the expiration of its term.
Stock Appreciation Rights. Stock appreciation rights may be granted under our Restated 2007 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof. Stock appreciation rights expire under the same rules that apply to stock options.
Restricted Stock. Restricted stock may be granted under our Restated 2007 Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.
Restricted Stock Units. Restricted stock units may be granted under our Restated 2007 Plan. Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The administrator determines the terms and conditions of restricted stock units including the vesting criteria and the form and timing of payment.
Performance Units and Performance Shares. Performance units and performance shares may be granted under our Restated 2007 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator.

Automatic Grants. The Restated 2007 Plan provides that persons who are or become non-employee directors will be automatically granted equity awards. All grants of awards to non-employee directors will be automatic and nondiscretionary, except as otherwise provided under the Restated 2007 Plan.
Transfer of Awards. Unless the administrator provides otherwise, our Restated 2007 Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.
Change of Control Transactions. Our Restated 2007 Plan provides that in the event of a change in control, as defined in the 2007 Plan, each outstanding award will be treated as the administrator determines, including that the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. The administrator is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse and the awards will become fully exercisable. The administrator will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the award, all restrictions on restricted stock will lapse and all performance goals or other vesting requirements for performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met. The option or stock appreciation right will terminate upon the expiration of the period of time the administrator provides in the notice. In the event the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights will fully vest and become immediately exercisable, all restrictions on restricted stock will lapse and all performance goals or other vesting requirements for performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.

Payment of Withholding Taxes. We may withhold, or require a plan participant to remit to Limelight, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Restated 2007 Plan.
Plan Amendments. Our 2007 Plan will automatically terminate in April 2017, unless we terminate it sooner. In addition, our Board has the authority to amend, suspend or terminate the Restated 2007 Plan provided such action does not impair the rights of any participant.
Effective Date. The Board adopted the Restated 2007 Plan on April 8, 2016, and the Restated 2007 Plan becomes effective on the date it is approved by stockholders. No awards may be granted under the Restated 2007 Plan after the date that is 10 years from the date of stockholder approval. If the Restated 2007 Plan is not approved by stockholders, the Restated 2007 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits
Because the grant of awards under the Restated 2007 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of our common stock that will in the future be received by or allocated to any participant in the Restated 2007 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated 2007 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during fiscal 2015: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock Units
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)(1)	Number (#)
Named Executive Officers
Robert Lento, Chief Executive Officer and Director	$2.15	714,286	$897,657	414,095
Sajid Malhotra, Chief Financial Officer	$2.04	260,318	$336,675	156,618
Peter J. Perrone, Former Senior Vice President, Chief Financial Officer and Treasurer	$2.15	261,905	$325,626	144,614
George Vonderhaar, Senior Vice President, Chief Sales Officer	$2.15	214,286	$304,852	134,952
Michael DiSanto, Senior Vice President, Chief Administrative and Legal Officer and Secretary	$3.20	514,286	$1,056,854	348,188
Kurt Silverman, Senior Vice President, Development and Delivery	$2.15	214,286	$304,852	134,952
All current executive officers, as a group	$2.63	2,179,367	$3,226,516	1,333,419
All current directors who are not executive officers, as a group	$4.10	157,626	$393,354	95,940
All current employees who are not executive officers, as a group	$2.88	1,311,870	$8,869,731	2,726,679
___________

(1)	These amounts represent the grant date fair value for each of the restricted stock units granted in 2015.
U.S. Tax Aspects under the Internal Revenue Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Restated 2007 Plan. It does not describe all federal tax consequences under the Restated 2007 Plan, nor does it describe state or local tax consequences.
Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Nonstatutory Stock Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the nonstatutory option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Restated 2007 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Internal Revenue Code, the Company’s deduction for certain awards under the Restated 2007 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162 (m) of the Internal Revenue Code). The Restated 2007 Plan is structured to allow certain awards to qualify as performance-based compensation.
Vote Required and Board Recommendation
The Board believes that the adoption of the Restated 2007 Plan will promote the interests of Limelight and its shareholders and will help us and our subsidiaries continue to be able to attract, motivate, retain, and reward persons important to our success. All members of the Board and all of our executive officers are eligible for awards under the Restated 2007 Plan and thus have a personal interest in the approval of the Restated 2007 Plan.
To be approved, Proposal No. 3 requires the affirmative vote of the majority of shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting and who vote for or against the proposal. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of this Proposal No. 3.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 2007 PLAN.
OTHER MATTERS
We know of no other matters to be submitted for the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.
STOCKHOLDERS SHARING THE SAME ADDRESS
We are sending only one copy of our annual report and proxy statement to stockholders who share the same address unless they have notified us that they want to continue receiving multiple copies. This practice is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.
If you received only one mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of receiving only one mailing for future mailings, please submit your request to our Corporate Secretary, Limelight Networks, Inc., 222 South Mill Avenue, 8th Floor, Tempe, Arizona, 85281 or call James Todd in our Legal department at (602) 850-4831. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 28, 2016
James R. Todd
Assistant General Counsel & Assistant Secretary

Appendix A

LIMELIGHT NETWORKS, INC.
Amended and Restated 2007 Equity Incentive Plan

1.Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(ii)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(iii)The sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert;
(iv)A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(v)The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
(g)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

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(i)“Common Stock” means the common stock of the Company.
(j)“Company” means Limelight Networks, Inc., a Delaware corporation, or any successor thereto.
(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
(l)“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
(m)“Director” means a member of the Board.
(n)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(s)“Fiscal Year” means the fiscal year of the Company.
(t)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u)“Inside Director” means a Director who is an Employee.
(v)“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
(w)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(x)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(y)“Option” means a stock option granted pursuant to the Plan.
(z)“Outside Director” means a Director who is not an Employee.
(aa)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(bb)    “Participant” means the holder of an outstanding Award.
(cc)    “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which

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shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Company’s stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Common Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year.
(dd)    “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of an Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.
(ee)    “Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.
(ff)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(gg)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(hh)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ii)    “Plan” means this Amended and Restated 2007 Equity Incentive Plan.
(jj)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(kk)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ll)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(mm)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(nn)    “Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
(oo)    “Service Provider” means an Employee, Director or Consultant.
(pp)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(qq)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(rr)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter exist-ing, as defined in Section 424(f) of the Code.

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3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 10,406,230 Shares, plus any Shares subject to stock options or similar awards granted under the Limelight Networks, Inc. Amended and Restated 2003 Incentive Compensation Plan (the “Old Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Old Plan that are forfeited to or repurchased by the Company. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan shall be increased on the first day of each Fiscal Year beginning with the 2017 Fiscal Year, in an amount equal to the least of (A) 4,500,000 Shares, (B) 4% of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (C) such number of Shares determined by the Board.
(c)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), cumulatively increased by the number of Shares provided in Section 3(b), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(c). In addition, notwithstanding the foregoing and, subject to adjustment as provided in Section 14, Options or Stock Appreciation Rights with respect to no more than five (5) million Shares may be granted to any one individual grantee during any one calendar year period,
(d)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

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(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)to determine the terms and conditions of any, and to institute any Exchange Program without stockholder approval;
(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(ix)to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards;
(x)to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 15;
(xi)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award
(xiii)to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Stock Options.
(a)Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

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(c)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option
a)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
b)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, (4) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (6) any combination of the foregoing methods of payment; or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
(d)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

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(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
7.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares,

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unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
8.Restricted Stock Units.
(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement, subject to compliance with Section 409A. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.
9.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of an Stock Appreciation Right shall be determined by the Administrator and shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Expiration of Stock Appreciation Rights. An Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of an Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.

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At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set Performance Criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Cycle, and such other terms and conditions as the Administrator, in its sole discretion, will determine. With respect to each Performance Units/Shares granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance Unit/Share will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.
(d)Form and Timing of Payment of Performance Units/Shares. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the payout of the number of Performance Units/Shares earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s payout of the number of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Cycle. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Cycle) or in a combination thereof.
(e)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
(f)Maximum Award Payable. The maximum number of Performance Units/Shares payable to any one Covered Employee under the Plan for a Performance Cycle is five (5) million shares of Common Stock (subject to adjustment as provided in Section 14 hereof) or $10 million in the case of Performance Units/Shares that are cash-based Awards.
11.Formula Awards to Outside Directors.
(a)General. Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under this Plan, including discretionary Awards not covered under this Section 11. All grants of Awards to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(b)Type of Option. If Options are granted pursuant to this Section they will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.
(c)No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Section or to determine the number of Shares to be covered by such Awards (except as provided in Sections 11(g) and 14).
(d)Initial Award. Each person who first becomes an Outside Director will be automatically granted Restricted Stock Units, an Option to purchase such number of Shares as is determined from time to time by resolution of

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the Administrator, or a combination thereof (the “Initial Award”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.
(e)Annual Award. Each Outside Director will be automatically granted Restricted Stock Units, an Option to purchase such number of Shares as is determined from time to time by resolution of the Administrator, or a combination thereof (an “Annual Award”) on each date of the annual meeting of the stockholders of the Company beginning in 2016.
(f)Terms. The terms of each Option Award granted pursuant to this Section, if any, will be as follows:
(i)The term of the Award will be ten (10) years.
(ii)The exercise price for Shares subject to Awards will be 100% of the Fair Market Value on the grant date.
(iii)Subject to Sections 11(g) and 14, the Initial Award will vest and become exercisable as to one thirty-sixth (1/36th) of the Shares subject to the Initial Award on the date one month following the vesting commencement date of such Initial Award, and an additional one thirty-sixth (1/36th) of the total shares subject to the Initial Award shall vest and become exercisable on the same day as the vesting commencement date of each calendar month thereafter, provided that the Participant continues to serve as a Director through each such date.
(iv)Subject to Sections 11(g) and 14, the Annual Award will vest and become exercisable as to one hundred percent (100%) of the Shares subject to such Award on the day prior to the next year’s annual shareholder meeting (but in no event later than December 31 of the calendar year following the calendar year during which the Annual Award is granted), provided that the Participant continues to serve as a Director through such date.
(g)Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 11, including, without limitation, the number of Shares and exercise prices thereof, for Awards granted on or after the date the Administrator determines to make any such change or revision.
(h)Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $500,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
12.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3 and 11 of the Plan.

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(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d)Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
15.Tax Withholding.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such tax withholding obligations from any payment of any kind otherwise due to the grantee and/or to direct that the proceeds from a sale of Common Stock on behalf of a grantee be paid over to the Company

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to satisfy any such tax withholding obligations. Subject to approval by the Administrator, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount and/or require the immediate sale of shares subject to the Award to satisfy any withholding obligation. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Common Stock includible in income of the Participants.
16.Section 409A Awards. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
17.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
18.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.
20.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
21.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

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23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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LIMELIGHT NETWORKS, INC.
ATTN: CORPORATE SECRETARY
222 S. MILL AVE, SUITE 800
TEMPE, AZ 85281

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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Nominees

01 Jeffrey T. Fisher   02 David C. Peterschmidt   03 Robert A. Lento

The Board of Directors recommends you vote FOR the following proposals:

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0000283629_1 R1.0.1.25

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

LIMELIGHT NETWORKS, INC.
Annual Meeting of Shareholders
June 9, 2016 9:00 AM MST
This proxy is solicited by the Board of Directors

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000283629_2 R1.0.1.25